Exhibit 10.2

OFFICE LEASE

PARK MEADOWS CORPORATE CENTER IV

9990 PARK MEADOWS DRIVE

LONE TREE, COLORADO 80124

PUBLIC SERVICE CREDIT UNION,

a Colorado nonprofit corporation

(as Landlord)

and

ZYNEX MEDICAL, INC.

a Colorado corporation

(as Tenant)

TABLE OF CONTENTS

Section 1	BASIC LEASE PROVISIONS	1
1.1	Date	1
1.2	Landlord	1
1.3	Tenant	1
1.4	Premises	1
1.5	Building	1
1.6	Commencement Date	1
1.7	Expiration Date	1
1.8	Base Rent	1
1.9	Base Year	1
1.10	Address for Rent Payments	1
1.11	Tenant’s Use	1
1.12	Tenant’s Pro Rata Share	1
1.13	Security Deposit	1
1.14	Tenant Improvements Allowance	1
1.15	Term	1
1.16	Landlord’s Address for Notices	1
1.17	Tenant’s Address for Notices	1
1.18	Tenant’s Broker	2
1.19	Landlord’s Broker	2
1.20	Guarantor	2

Section 2	LEASE OF THE PREMISES	2

Section 3	COMMON AREAS	2

Section 4	TERM	3
4.1	General	3
4.2	Options to Extend	3

Section 5	TENANT IMPROVEMENTS	3

Section 6	RENT	3
6.1	Base Rent	3
6.2	Additional Rent	4
6.3	Operating Expenses	4
6.4	Operating Expenses Inclusions	4
6.5	No Set Off	7

Section 7	PERSONAL PROPERTY TAXES	7

Section 8	INSURANCE	7
8.1	Landlord’s Insurance	7
8.2	Tenant’s Insurance	8
8.3	Forms of the Policies	8
8.4	Waiver of Right of Recovery	8
8.5	Adequacy of Coverage	8

Section 9	LANDLORD’S SERVICES	8
9.1	Maintenance	8
9.2	Services	9
9.3	Tenant Purchases	9
9.4	Business Hours	9
9.5	Tenant’s Costs	9
9.6	Limitation on Liability	9

 i

Section 10	USE OF PREMISES	10
10.1	General	10
10.2	Parking	10
10.3	Signage	11
10.4	Compliance With Law	12

Section 11	QUIET ENJOYMENT	12

Section 12	EFFECT OF SALE	12

Section 13	ALTERATIONS	12
13.1(a)	Alterations; General	12
13.1(b)	Initial Alterations	12
13.2	Notice	13
13.3	Freestanding Partitions	13
13.4	Remodeling by Landlord	13

Section 14	MAINTENANCE AND REPAIR OF THE PREMISES	13

Section 15	MECHANICS’ LIENS	14

Section 16	CASUALTY AND RESTORATION OF PREMISES	14
16.1	Substantial Damage	14
16.2	Minor Damage	14
16.3	Abatement	14

Section 17	CONDEMNATION	14

Section 18	HAZARDOUS MATERIALS	15

Section 19	ENTRY BY LANDLORD	15

Section 20	SUBLETTING AND ASSIGNMENT	15
20.1	Landlord’s Consent Required	15
20.2	No Waiver; Tenant’s Liability	15
20.3	Intentionally Omitted	16
20.4	Tenant’s Notice	16
20.5	Fair Rental Value	16
20.6	Landlord’s Review	16
20.7	No Release or Waiver	16

Section 21	SUBORDINATION AND ATTORNMENT	16
21.1	Subordination	16
21.2	Mortgagee’s Right to Cure	17
21.3	Subordination Documents	17
21.4	Estoppel Documents	17
21.5	Attornment	17

Section 22	INDEMNIFICATION, WAIVER AND RELEASE	17
22.1	Indemnification	17
22.2	Waiver and Release	18

Section 23	TENANT’S DEFAULT	18
23.1	Events of Default	18
23.2	Landlord’s Remedies	18
23.3	Reentry	19
23.4	Certain Damages	19
23.5	Continuing Liability After Termination	19
23.6	Cumulative Remedies	20

 ii

0	23.7	Bankruptcy	20
	23.8	Late Payment Charge	20
	25.9	Waiver of Jury Trial	20

Section 24		LANDLORD’S DEFAULT	20

Section 25		SECURITY	21

Section 26		END OF LEASE	21
	26.1	Vacating Premises	21
	26.2	Abandoned Property	21
	26.3	Holding Over	21
	26.4	No Reinstatement	21

Section 27		MISCELLANEOUS	21
	27.1	No Business Relationship	21
	27.2	No Offset	21
	27.3	Landlord’s Liability Limited	21
	27.4	Consent	22
	27.5	No Easements for View or Light	22
	27.6	Intentionally Omitted	22
	27.7	Rules and Regulations	22
	27.8	Notice to Landlord	22
	27.9	Intentionally Omitted	22
	27.10	Use of Name	22
	27.11	No Recordation	22
	27.12	Force Majeure	22
	27.13	Intentionally Omitted	22
	27.14	Landlord’s Designated Authority	22
	27.15	Continuation of Obligations	22
	27.16	No Waiver	22
	27.17	Notices	23
	27.18	No Merger	23
	27.19	Time of the Essence	23
	27.20	Construction	23
	27.21	Financial Condition of Tenant and Guarantor	23
	27.22	OFAC	23
	27.23	Captions	23
	27.24	Severability	23
	27.25	Written Amendment Required	23
	27.26	No Option	23
	27.27	Authority	23
	27.28	Governing Law	23
	27.29	No Reliance	23
	27.30	Entire Agreement	24
	27.31	Brokers	24
	27.32	Binding Effect	24

EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	INITIAL IMPROVEMENTS ESTIMATE
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	SIGNAGE
EXHIBIT E	EXCLUDED SPACES

 iii

PARK MEADOWS CORPORATE CENTER IV

OFFICE LEASE

This Lease is made and shall be effective as of this 1st day of May, 2013, by and between PUBLIC SERVICE CREDIT UNION, a Colorado nonprofit corporation (“Landlord”) and ZYNEX MEDICAL, INC., a Colorado corporation (“Tenant”) who agree as follows:

Section 1   BASIC LEASE PROVISIONS

1.1   Date:  May 1, 2013

1.2   Landlord:  PUBLIC SERVICE CREDIT UNION, a Colorado nonprofit corporation

1.3   Tenant:  ZYNEX MEDICAL, INC., a Colorado corporation

1.4   Premises:  All rentable space in the Building, having an area of 75,328 rentable square feet.

1.5   Building:  The building commonly known as 9990 Park Meadows Drive, Lone Tree, Colorado.

1.6   Property.  The Building and the land upon which the Building is constructed, as more fully described on Exhibit A.

1.7   Commencement Date:  May 1, 2013

1.8   Expiration Date:  November 30, 2023, if Tenant does not exercise the first Extension Option; November 30, 2028, if Tenant exercises the first Extension Option; and November 30, 2033, if Tenant exercises the second Extension Option.

1.9   Base Rent:

1-6 Lease Months

7-18 Lease Months

19-30 Lease Months

31-42 Lease Months

43-54 Lease Months

55-66 Lease Months

67-78 Lease Months

79-90 Lease Months

91-102 Lease Months

103-114 Lease Months

115-127 Lease Months

$0.00 psf per year

$20.50 psf per year

$21.00 psf per year

$21.50 psf per year

$22.00 psf per year

$22.50 psf per year

$23.00 psf per year

$23.50 psf per year

$24.00 psf per year

$24.50 psf per year

$25.00 psf per year

$0 per month

$128,685.33 per month

$131,824.00 per month

$134,962.67 per month

$138,101.33 per month

$141,240.00 per month

$144,378.67 per month

$147,517.33 per month

$150,656.00 per month

$153,794.67 per month

$156,933.33 per month

1.10   Base Year:  Calendar year 2013

1.11 Address for Rent Payments:	Business Partners LLC
20131 Prairie Street, 2nd Floor
Chatsworth, CA 91311

1.12   Tenant’s Use:  General office, storage, light assembly and testing, and uses incidental to such purposes, and any use permitted under applicable zoning laws.  Landlord shall only have the right to include Tenant’s name in any public relations, promotional or advertising materials or information with prior written consent from Tenant after Tenant’s review of the specifically proposed public relations or advertising material.

1.13   Tenant’s Pro Rata Share:  100%.

1.14   Security Deposit:  N/A

1.15   Tenant Improvements Allowance:  $15.00 per rentable square foot of the Premises as further described in Section 13.

1.16   Term:  The period beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated.

1.17 Landlord’s Address for Notices:	Public Service Credit Union
c/o Business Partners LLC
20131 Prairie Street, 2nd Floor
Chatsworth, CA 91311
Attn: Mr. Peter Rowe

1.18 Tenant’s Address for Notices:	The Premises

Attn: Mr. Anthony Scalese, CFO
ascalese@zynex.com

With a copy at the same time to:

1.19   Tenant’s Broker:  Cresa Partners

1.20   Landlord’s Broker:  Cushman & Wakefield

1.21 Guarantor:	Zynex, Inc., a Nevada corporation
8022 Southpark Circle, Suite 100
Littleton, CO 80120
(303)703-4906

Section 2   LEASE OF THE PREMISES

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord in accordance with and subject to the provisions of this Lease.  Simultaneously with execution of this Lease, Landlord and Tenant hereby acknowledge and agree that (1) Tenant’s prior Premises Lease with Spiral Lone Tree, LLC, as landlord, dated November 9, 2009 (the “Existing Lease”), is terminated effective as of the date hereof and shall be of no further force and effect (except for those obligations such as indemnities that survive the Existing Lease by its terms or by law), and (2) as consideration and a material inducement for Tenant to execute this Lease, Landlord will pay Tenant $100,694.00 for amounts Tenant previously overpaid pursuant to the Existing Lease which shall be deducted from Tenant’s Base Rent in the seventh (7th) month of the Lease, and the parties shall execute a Mutual Partial Release (the “Release”).  Nothing in this Lease or the Release shall constitute Tenant’s or Guarantor’s waiver of any of Tenant’s or Guarantor’s rights and remedies available against Spiral Lone Tree, LLC under the Existing Lease or at law or in equity and Tenant and Guarantor reserve all such rights.

Section 3   COMMON AREAS

Tenant shall have the non-exclusive right to use the areas and facilities outside the Premises and within the Property (the “Common Areas”), including without limitation sidewalks, throughways, loading areas, parking areas, roads and landscaped areas.  Such Common Areas shall be subject to Landlord’s rights stated in this Section and in other portions of this Lease.

Landlord shall maintain the Common Areas in good condition at all times.  Landlord shall have the right to:

(a)   establish and uniformly and non-discriminatorily enforce reasonable Rules and Regulations applicable to all tenants of the Building concerning the maintenance, management, use and operation of the Common Areas;

(b)   upon prior, written notice to Tenant, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any part of the Common Areas to public use or the accrual of any rights in any person or in the public to any part of the Common Areas;

(c)   with at least fifteen (15) days’ advance notice to Tenant, close temporarily any part of the Common Areas for maintenance, renovation or modification, provided that Landlord will not deprive Tenant of more than fifty percent (50%) of its parking spaces at any one time;

(d)   with at least fifteen (15) days’ advance notice to Tenant, make any reasonable changes to the Common Areas, including without limitation changes in their size, use, shape or nature or the location of facilities, driveways, entrances, exits, parking spaces or parking areas or the decor of entrances, entrance lobbies, corridors or other areas, provided that Landlord will not deprive Tenant of more than 50% of its parking spaces at any one time;

(e)   permit or prohibit use of the Common Areas by any persons (including Tenant, its agents, employees, invitees or contractors) designated from time to time, specifically or generally, by Landlord so long as such prohibition in the case of Tenant does not materially adversely affect Tenant’s use and enjoyment of the Premises; and

(f)   remove areas from designation as Common Areas, erect one or more buildings on such areas, expanding existing structures to cover such areas, or add other areas inside or outside the Building as Common Areas, provided, however, that as long as Tenant leases 100% of the Building, Landlord will not make such changes without Tenant’s prior written consent.

No action by Landlord pursuant to this Section shall entitle Tenant to abatement of rent, constitute actual or constructive eviction of Tenant or otherwise give rise to any liability of Landlord to Tenant.

Section 4   TERM

4.1   General.  The Term shall commence at 12:00 noon on the Commencement Date and unless terminated earlier shall terminate at 12:00 midnight on the Expiration Date, which shall be the last day of the month in which this Lease expires.  The first Lease Year shall begin on the Commencement Date and shall continue until the last day of the twelfth full calendar month later.  Each Lease Year shall begin on the annual anniversary of the Commencement Date.

4.2   Options to Extend.

4.2.1   Extension Periods.  So long as there is no Event of Default either at the time of exercise or at the time an Extension Period commences, Tenant will have the option (the “Extension Option”) to extend the Term for two additional periods of five (5) years (each an “Extension Period”) on the same terms, covenants, and conditions of this Lease, except that the Base Rent during each Extension Period will be determined pursuant to Section 4.2.2.  Tenant will exercise its option (if at all) by giving Landlord irrevocable written notice (the “Option Notice”) at least nine (9) months but not more than twelve (12) months prior to the expiration of the initial Term or the first Extension Period.

4.2.2   Extension Period Rent. The Rent for the Extension Period will be determined in this way:

4.2.2.1

Landlord and Tenant will have ninety (90) days after Landlord receives the Option Notice within which to agree on the then-fair market rental value of the Premises, as defined in Section 4.2.3, and rental increases to the Base Rent for the Extension Period. If they agree on the Base Rent and rental increases for the Extension Period within ninety (90) days, they will amend this Lease by stating the Base Rent and rental increases for the Extension Period.  Landlord and Tenant agree to use best efforts to reach agreement with respect to the then-fair market rental value of the Premises.

4.2.2.2

If they are unable to agree on the Base Rent and rental increases for the Extension Period within ninety (90) days, then, Tenant may elect (i) not to renew this Lease by providing written notice of the same to Landlord, or (ii) proceed with the determination of the then-fair market rental value of the Premises as follows, in which case Tenant and Landlord shall be obligated to renew this Lease.  The parties shall, within fifteen (15) days after the expiration of the 90-day period of good faith negotiation, select one (1) qualified real estate broker of good reputation, without any prior relationship to either party and having at least five (5) years’ experience in the southeast Denver  real estate market. Within fifteen (15) days after selection of the independent broker, each party shall submit to the broker a proposed fair market rental value.  The broker designated shall review each party’s proposed rate and shall thereafter independently make a determination as to which shall be the then-fair market rental value of the Premises.  Each party shall split the costs and fees of the broker selected.  If the then-fair market rental value of the Premises is determined by the independent broker as described above, then, on or before the commencement date of the Extension Option, Landlord and Tenant shall execute an amendment to this Lease using the rate as determined by the independent broker.

4.2.3   Fair Market Rental Value.  The “then-fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including Base Rent and rental increases) for the Extension Period, as of the commencement of the Extension Period, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable premises in the southeast Denver real estate market and all other relevant factors including but not limited to Tenant’s credit history, treatment of Operating Expenses and Taxes (e.g., Base Year), length of the renewal term, and tenant improvement allowances and other economic inducements made by Landlord.

Section 5   TENANT IMPROVEMENTS

Tenant shall perform the Initial Improvements as described in Section 13 and Exhibit B.  Tenant accepts the Premises in “AS IS” condition as it exists on the Commencement Date.

Section 6   RENT

6.1   Base Rent.  The Base Rent shall be payable in monthly installments in advance commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term. If the Commencement Date is not the first day of a month, Base Rent for such partial month shall be prorated based on the actual number of days in such month based upon the Base Rent due for the first month of the Term, and shall be paid on or before the Commencement Date.

6.2   Additional Rent.  In addition to the Base Rent, upon the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay to Landlord as additional rent (“Additional Rent”) those sums denoted below as “Additional Rent”, in the amounts and at the times stated below, including but not limited to the “Escalation Rent” as set forth in Section 6.3.

6.3   Operating Expenses.  Tenant will pay to Landlord as Additional Rent the amount by which Tenant’s Pro Rata Share of Operating Expenses for each year after the Base Year exceeds Tenant’s Pro Rata Share of Operating Expenses for the Base Year, for any calendar year, or portion of a calendar year if the Term includes such portion (the “Escalation Rent”).  The Operating Expenses that vary with occupancy and that are attributable to any part of the Term in which less than 95% of the area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been in 95% of the area of the Building had been occupied.  Landlord covenants and agrees not to charge more than 3% of Base Rent for management fees.  Notwithstanding anything to the contrary, for each calendar year of the Term following the Base Year, increases in Controllable Operating Expenses over the Controllable Operating Expenses for the previous calendar year shall be limited to five percent (5%) per year (the “Cap on Increases”), on a compounding basis.  By way of example, if Controllable Operating Expenses for calendar year 2013 are $100,000, Controllable Operating Expenses for calendar years 2014, 2015, and 2016, shall be limited to $105,000.00, $110,250.00, and $115,762.50, respectively.  “Controllable Operating Expenses” means all Operating Expenses, excepting and excluding Uncontrollable Operating Expenses.  “Uncontrollable Operating Expenses” means, collectively, (i) taxes, (ii) utilities, (iii) insurance premiums, (iv) snow and ice removal costs, provided Landlord uses commercially reasonable efforts to manage and control the same; (v) security, (vi) costs (which may be capital expenses) incurred to comply with any new, modified or amended law, ordinance, rule, regulation or order of any governmental or quasi-governmental agency having jurisdiction over the Property, and (vii) goods and services subject to union or other collective bargaining agreements.

6.4   Operating Expenses Inclusions.   “Operating Expenses” or individually “Operating Expense” means without limitation all reasonable costs incurred by Landlord with respect to the Property, including without limitation related easements, access agreements, roadways, parking areas, landscaping, and Common Areas, in managing, operating, cleaning, equipping, protecting, lighting, heating, air-conditioning, repairing, replacing and maintaining all parts of the Property (regardless of whether such area is deemed to be a Common Area), including without limitation costs of electricity, natural gas, water, sewer, materials, supplies, janitorial and window cleaning services, rubbish removal, snow removal, landscaping, resurfacing, security, equipment (including elevator) inspection, repairs, maintenance, insurance premiums, including endorsements, and amounts paid for liability or casualty loss pursuant to insurance deductible amounts (but Tenant shall have no interest in any insurance proceeds, provided however costs reimbursed by insurance proceeds shall be excluded from operating expenses pursuant to Section 6.4.1 below); reasonable employee wages and fringe benefit costs; a reasonable reserve for repair and replacement of personal property and equipment used in the management, operation and maintenance of the Property; all Property Taxes, any personal property used in connection with the same, any tax or excise on rents, any tax or charge for governmental services (such as street maintenance and fire protection); management (but not more than 3% per annum), legal, accounting, engineering, inspection or consulting fees; costs, including without limitation financing costs, of improvements to or structural modifications or repairs of any part of the Property to effect labor or utility cost savings or required after the Commencement Date for the Building or Common Areas to be improved, modified or repaired by any new, modified or amended law, ordinance, rule, regulation or order of any governmental or quasi-governmental agency having jurisdiction over the Property; any costs to repair the Building HVAC systems;  and any other reasonable cost considered an operating, maintenance or management expense of the Property under prudent property management principles consistently applied during the Base Year and over the balance of the Lease Term.  Landlord shall be responsible for the operation, management, and maintenance of the Common Areas, the cost and manner of maintenance and the expenditures to be generally in keeping with similar buildings within the same geographical area of the Property.

6.4.1   Operating Expenses Exclusions.  Operating Expenses shall not include the following exclusions:

6.4.1.1	principal or interest on mortgages, deeds of trust, or any other debt costs, if any;

6.4.1.2	ground lease payments;

6.4.1.3	loan prepayment penalties, premiums, fees or charges;

6.4.1.4

attorneys’ fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer’s gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease;

6.4.1.5

attorneys’ fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Property;

6.4.1.6	leasing commissions and other marketing and leasing costs, including expenses incurred for leasing, renovating, or improving any tenant space;

6.4.1.7	costs of advertising space for lease in the Building or any other promotional or marketing expenses;

6.4.1.8	legal fees incurred for negotiating leases or collecting rents;

6.4.1.9

fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements;

6.4.1.10	any costs actually reimbursed under the warranty of any general contractor, subcontractor, manufacturer, materialman, vendor, or supplier and realized by Landlord;

6.4.1.11	costs incurred in eminent domain proceedings;

6.4.1.12

costs for which Landlord is reimbursed therefore from any source, whether by insurance proceeds or otherwise, it being understood that any rent payments or other payments by tenants in the nature of additional rent shall not be deemed sources of reimbursement to Landlord for such costs;

6.4.1.13	the cost of excess or out of hours services purchased by or provided to other tenants under lease provisions to the effect of Section 9.3;

6.4.1.14	costs paid for by tenants under lease provisions to the effect of Section 9.5;

6.4.1.15

the costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Property, including, without limitation, the cost of preparing any space in the Property for occupancy by any tenant or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its Lease or costs of preparing or renovating any vacant space for lease in the Building (including permit, license and inspection fees);

6.4.1.16

costs incurred by Landlord for the original construction and development of the Building and, except as expressly provided for in this Lease, for the completion of any work relating to a zoning condition or requirement of any governmental agency in connection with the original approval of the construction and development of the Property;

6.4.1.17	any and all capital expenditures except as expressly permitted in this Lease;

6.4.1.18	any depreciation and amortization of capital expenditures (except as expressly provided in this Lease);

6.4.1.19	the purchase price or rental of sculptures, paintings, and other works of art (but not the reasonable costs of maintaining the same);

6.4.1.20	general corporate overhead and administrative expenses of Landlord or its managing agent that are not directly related to the operation, management, or maintenance of the Property;

6.4.1.21	taxes based on net income;

6.4.1.22	any form of personal or business income tax payable by Landlord or its constituents in connection with the ownership, operation, or sale of the Building;

6.4.1.23

salaries and all other compensation (including bonuses, fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of asset manager or building manager of Landlord or the managing agent;

6.4.1.24	that portion of any costs or expenses that are paid to any entity affiliated with Landlord which amount to a kickback or commercially unreasonable charge in view of the services actually performed;

6.4.1.25	costs incurred as a result of Landlord’s breach of its obligations under this Lease;

6.4.1.26

costs (including costs, such as, but not limited to, attorneys’ fees and disbursements, associated with any court judgment or arbitration award obtained against Landlord) directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and contractors;

6.4.1.27	charitable or political contributions;

6.4.1.28	equipment rental charges, unless such rental charges are for equipment used for maintenance or operation of the Property;

6.4.1.29	compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or by the operator thereof (i.e., newsstands, food and beverage sellers);

6.4.1.30

sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other applicable Laws or ordinances applicable to the Property, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses.  Without limiting the foregoing, Operating Expenses may include such things as fines, late charges, penalties and interest to the extent reasonably necessary in connection with the management of the Property, provided such charges were not the result of Landlord’s negligence or other malfeasance incurred as a result of the act or omission of Tenant, its agents, employees or contractors.

6.4.1.31	cost of any service furnished to any other occupant of the Property, which Landlord does not provide to Tenant hereunder;

6.4.1.32	any federal, state, or local income tax, and any franchise, gift, transfer, excise, or inheritance tax;

6.4.1.33

any costs incurred in connection with any corrective action, investigation of site conditions, cleanup, removal, remedial, or restorative work required pursuant to any environmental laws, unless such costs resulted from an act or omission of Tenant;

6.4.1.34	cost of any repair and replacement incurred in connection with any casualty or condemnation;

6.4.1.35	except as otherwise provided in this Lease, costs of any material changes or additions to the Property, after the date of this Lease, unless required by changes required by any Law;

6.4.1.36	increased insurance premiums caused by any occupant of the Building other than Tenant; and

6.4.1.37	costs incurred in excess of $5,000 in any calendar year for repair, remediation, restoration or replacement (as needed) for prevention of water infiltration.

6.4.2   Payment of Escalation Rent.  Additional Rent will be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

6.4.2.1

During December of the Base Year and December of each subsequent calendar year, or as soon after December as practicable, Landlord will give Tenant notice of its estimate of any Additional Rent due for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay Landlord one twelfth (1/12th) of the estimated Escalation Rent; however, if the notice is not given in December, Tenant will continue to pay on the basis of the prior year’s estimate until the month after the notice is given. If at any time or times it appears to Landlord that the Escalation Rent for the current calendar year will vary from its estimate by more than five percent (5%), Landlord will, by notice to Tenant, revise its estimate for the year, and subsequent payments by Tenant for such year will be based upon the revised estimate.

6.4.2.2

The amount of Escalation Rent for any fractional year in the term will be appropriately prorated. The termination of this Lease will not affect the obligations of Landlord and Tenant pursuant to Section 6.4.2 to be performed after such termination.

6.4.3   Reconciliation.  On or before April 30th of each calendar year of the Term, or as soon after such date as practicable, Landlord shall deliver to Tenant a statement of the amount paid by Tenant as Tenant’s Pro Rata Share of Operating Expenses under Section 6.4.2, for the immediately preceding calendar year (the “Reconciliation Statement”) compared to actual expenses incurred during such year.  Such Reconciliation Statement will be certified by Landlord and shall be final and binding on Landlord and Tenant except as determined in an audit pursuant to Section 6.4.5.  If such Reconciliation Statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, then Tenant may elect to (i) have the excess held by Landlord and credited against subsequent amounts due, or (ii) have Landlord pay Tenant the amount of the overpayment if it exceeds the next month’s Base Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord shall refund the excess to Tenant.  If such Reconciliation Statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after the delivery of such Reconciliation Statement.

6.4.4   Partial Term Reconciliation.  If for any reason other than the default of Tenant, this Lease expires or terminates on a day other than the last day of a calendar year, the amount of Tenant’s Pro Rata Share of Operating Expenses, if any, paid by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of actual costs (including prorations and accruals) for the period up to the Expiration Date, or termination date, as the case may be.  With regard to the calendar year during which the Term expires, Landlord at its option, may either bill Tenant when the charges become payable or may charge Tenant an estimate of Tenant’s Pro Rata Share based on charges that have been previously paid by Tenant.

6.4.5   Audit.  So long as Tenant is not in default of any provision of this Lease, including the payment of Base Rent or Additional Rent, and this Lease is in full force and effect, and subject to the provisions in this Section, Tenant or Tenant’s designated agent may review Landlord’s records of Operating Expenses at the place that Landlord normally maintains such records during Landlord’s normal business hours.  Tenant shall, within thirty (30) days of Landlord’s delivery of a Reconciliation Statement, provide written notice to Landlord specifying the portions of such Reconciliation Statement that are claimed to be incorrect, and Tenant shall simultaneously pay all undisputed amounts due pursuant to such Reconciliation Statement (if there are any undisputed amounts).  Landlord shall then provide Tenant with reasonable access to the relevant portions of supporting data for such Reconciliation Statement.  Tenant acknowledges and agrees that any information reviewed under this Section constitutes confidential information and Tenant covenants not to disclose any such information whatsoever without the express, written consent of Landlord, except that Tenant may share such information with accountants, attorneys and other professionals bound by agreement or professional ethics to maintain the confidentiality of such information.  Further, Tenant shall have the right, after written notice to Landlord, to disclose the fact of an audit and such minimum amount of detail necessary in a judicial action, required securities disclosure or governmental action.  If the audit establishes that the Reconciliation Statement overstated the sums alleged to be due from Tenant by more than five percent (5%) of the sums actually due, then Landlord shall pay Tenant’s reasonable costs of the audit and shall provide an amended Reconciliation Statement.  If the sum due from Tenant on such amended Reconciliation Statement is less than zero, then Tenant shall elect to either (i) have Landlord credit all such overpayments by Tenant toward other sums due, or to become due under this Lease, or (ii) pay Tenant all sums due within thirty (30) days if it exceeds the next month’s Base Rent.  If the audit establishes that the Reconciliation Statement did not overstate Tenant’s amounts due by more than five percent (5%), then Tenant shall pay Landlord’s reasonable costs of such audit and forward any such amounts due immediately.  The audit rights of Tenant may only be exercised once for each Reconciliation Statement.  If Tenant fails to meet all of the above conditions as a prerequisite to the exercise of such right, the right of Tenant to audit pursuant to this Section shall be deemed waived.

6.5   No Set Off.  Except as otherwise provided herein, all Base Rent and Additional Rent shall be payable by Tenant to Landlord without notice, demand, set off, abatement or deduction of any kind at the address set forth in Section 1.16 or such other place as Landlord may designate to Tenant in writing from time to time.  In no event shall the sum of Base Rent and Additional Rent payable for any calendar year be less than the Base Rent stated in Section 6.1.

Section 7   PERSONAL PROPERTY TAXES

Tenant shall cause all personal property located in the Premises or belonging to it and located elsewhere (collectively, “Tenant’s Property”) to be assessed and billed separately from Landlord’s real and personal property, and shall pay before delinquency all taxes and assessments levied on Tenant’s Property, if any.  If any of Tenant’s Property shall be assessed with Landlord’s property, Landlord may pay the taxes levied on the basis of such assessment (whether valid or not), and Tenant shall pay Landlord as Additional Rent such taxes attributable to Tenant’s Property within fifteen (15) days after receipt of an invoice and reasonable supporting documentation from Landlord.

Section 8   INSURANCE

8.1   Landlord’s Insurance.  Landlord shall maintain during the Term:  special form property insurance covering 100% of the Building’s full replacement value, leasehold improvements in the Building and the Property’s equipment and Common Area furnishings, commercial general liability insurance for the Property, including all Common Area, which coverage shall include personal injury or property damage to third parties and Landlord’s agents or invitees, with an occurrence limit of not less than One Million Dollars ($1,000,000); and may maintain such other insurance, in such amounts from such companies and on such terms and conditions as Landlord deems appropriate from time to time.  The amount of Landlord insurance shall not limit the liability of Landlord nor be deemed to relieve Landlord of any obligations hereunder.  Tenant understands that Landlord will not carry insurance of any kind on any personal property, furnishings or removable fittings, fixtures or equipment installed with or without Landlord’s express consent, in, on or about the Premises, and Landlord shall have no liability for any damage to or loss of any such property.  Notwithstanding the foregoing, Tenant shall not be liable to Landlord or to any insurance company (by way of subrogation or otherwise) insuring Landlord for any loss or damage to the Building, Common Areas, or any structure or other tangible property on the Property, or any resulting loss of income and benefits, even though such loss or damage might have been occasioned by the negligence of Tenant, its agents or employees if any such loss or damage is covered by insurance benefiting Landlord or was required to be covered by insurance pursuant to this Lease. Landlord shall require its respective insurance companies to include a standard waiver of subrogation provision in its respective policies.

8.2   Tenant’s Insurance.  Upon the Commencement Date, and at all times thereafter until the Expiration Date, Tenant shall carry and maintain at Tenant’s expense the following insurance, in the amounts specified below:

(a)   Special form property  insurance on all of Tenant’s property in the Premises including without limitation all furniture, fixtures and personal property;

(b)   Commercial general liability insurance including protection against bodily injury, personal injury and property damage with a combined single occurrence limit of not less than $1,000,000; all such insurance shall specifically include contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Section 22, as well as those set forth in Section 8.4; and

(c)   Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of Colorado.

8.3   Forms of the Policies.  All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than worker’s compensation insurance) shall be written on an occurrence basis, shall name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds and shall contain a provision that Landlord and any other insureds shall be entitled to recover under such policies for any loss sustained by Landlord and the other additional insureds, and its and their agents and employees as a result of the acts or omissions of Tenant.  Originals or copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies shall be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy.  All such policies shall provide that they may not be terminated or amended except after thirty (30) days’ prior written notice to Landlord.  All such policies shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as Additional Rent hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 12 % per month) from the date of payment by Landlord until repaid by Tenant.

8.4   Waiver of Right of Recovery.  Landlord and Tenant each hereby waives and releases its rights of recovery against the other for: (a) any loss or damage to its property capable of being insured against by special form insurance coverage whether carried or not; and (b) all loss, cost, damage or expense arising out of or due to any interruption of business and all increased or additional costs of business and other costs or expenses whether similar or dissimilar, regardless of the cause therefore, which are capable of being insured against under business interruption insurance whether or not carried.  Each party shall apply to its insurers to obtain such waivers and obtain any special endorsements, if required by its insurer, to evidence compliance with this provision at its own cost.

8.5   Adequacy of Coverage.  Landlord, its agents and employees make no representation that the limits of liability and other insurance coverage specified to be carried by Tenant pursuant to this Section 8 are adequate to protect Tenant.  If Tenant believes that any such insurance coverage is inadequate, Tenant shall obtain, at Tenant’s sole expense, such additional insurance coverage as Tenant deems adequate.

Section 9   LANDLORD’S SERVICES

9.1   Maintenance.  .       Subject to Section 16, Landlord shall maintain in good order, repair and condition the Building and its structural parts, the standard mechanical, electrical and plumbing equipment of the Building, and the Common Areas, consistent with office buildings of comparable quality in the market area of the Building, except for damage caused by the willful or grossly negligent acts or omissions of Tenant or its employees, agents, subtenants, licensees, concessionaires, or invitees or by breach of the provisions of this Lease by Tenant.  Landlord shall notify Tenant of any such damage caused by the act or omission of Tenant, its agents, employees, contractors, or licensees and provide Tenant thirty (30) days to repair or commence efforts to repair the damage.  If Tenant fails to repair the damage or commence efforts to repair the damage in such time, Landlord may charge Tenant its cost to do so plus fifteen percent (15%) of such cost.  Tenant will pay the charge within fifteen (15) days after its receipt of a statement for it.  In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord.  Landlord shall not be responsible in any way for failure to make any such repairs unless, subject in each case to matters described in Section 27.12, either (i) fifteen (15) days shall have elapsed after receipt by Landlord of such written notice or after Landlord becomes otherwise aware of the need for such repair, without Landlord having commenced such repairs, or (ii) Landlord timely commences such repairs within such fifteen (15) day period but fails to prosecute them diligently; however, if Landlord has timely commenced such repairs within such fifteen (15) day period and is diligently pursuing such repair, then the time for completion for such repair shall be extended for so long as Landlord is diligently pursuing such repairs but not to exceed sixty (60) days from the date of commencement of the repair.  If, subject in each case to matters described in Section 27.12, Landlord either fails to commence such repairs in a timely manner or fails to prosecute their completion diligently within sixty (60) days from the date of commencement of the repair, Tenant may make such repairs and deduct from Base Rent the substantiated out-of-pocket expense  incurred to do so, but only if Tenant has given Landlord at least three (3) days’ prior notice of its intention to make the repairs and Landlord has not commenced them.  In addition, in the event of imminent threat of damage or injury to person or property and Landlord’s failure to commence the cure of the damage or the cause of the threat after its receipt of notice (which may be telephonic), Tenant may pay such amount as may be reasonably necessary to avoid or minimize the damage and if Landlord does not reimburse the reasonable substantiated cost incurred by Tenant within thirty (30) days after its receipt of an itemized and substantiated paid invoice, Tenant may deduct such cost from the Base Rent next due; however, Tenant will have no such right to reimbursement if the threat or damage arose from the affirmative negligent act or omission of Tenant, its agents, employees or contractors.

9.2   Services.  Landlord shall furnish the Premises with (a) electricity for lighting and the operation of low-wattage (500 watts or less) 110 volt single phase office machines not requiring self-contained HVAC units or other special ventilation or air conditioning (such as desktop computers, desktop calculators and typewriters), however, Landlord shall not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (b) heat and air conditioning reasonably required for the comfortable occupation of the Premises during Business Hours, or if the Premises are extraordinarily heated or cooled by Tenant’s equipment or non-Building standard lights, or if Tenant fails to comply with reasonable Property Rules and Regulations, including but not limited to Rules and Regulations concerning window coverings; (c) access and elevator service; (d) lighting replacement, but only for Building standard lights used during Business Hours; (e) restroom supplies; (f) window washing as often as may in Landlord’s judgment be reasonably required; and (g) daily cleaning service on weekdays, excluding Holidays and weekends, in the manner that such services are customarily furnished in comparable office buildings in the area.  Landlord shall give reasonable consideration to using any well-established provider of services or goods whom Tenant recommends and who provides equivalent quality services.

9.3   Tenant Purchases.  Tenant shall have the right to purchase for use during or outside of Business Hours the services described in clause (b) of Section 9.2, in excess of the amounts which Landlord has agreed to furnish, as long as (i) Tenant gives Landlord reasonable prior notice of its desire to do so; (ii) the excess services are reasonably available to Landlord and to the Premises; and (iii) Tenant pays as Additional Rent, at the time the next payment of Base Rent is due, the amount for provision of such excess or out-of-hours service from time to time charged by Landlord.  Notwithstanding the foregoing, so long as Tenant leases 100% of the Building, Landlord will not enforce this Section 9.3 as long as Tenant does not cause physical waste to the Premises or Building.

9.4   Business Hours.  The term “Business Hours” means 7:00 a.m. to 6:00 p.m. on Monday through Friday, except Holidays, and 8:00 a.m. to 1:00 p.m. on Saturdays, except Holidays.  The term “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other national holidays as may be established by the United States government.  Tenant understands that if Tenant is in need of HVAC at times other than Business Hours, there will be a reasonable charge based on the cost of operating such equipment.  If Tenant does not lease 100% of the Building should other tenants utilize the HVAC after hours, such charge shall be split proportionally between those tenants.  At all times whether or not Tenant leases 100% of the Building, Landlord will provide Tenant access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week.

9.5   Tenant’s Costs.  Whenever equipment or lighting, other than Building standard lighting, used in the Premises by Tenant affects the temperature otherwise normally maintained by the design of the Building air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications plus five percent (5%) of such cost shall be paid to Landlord by Tenant as Additional Rent upon demand.  If Tenant installs lighting or equipment using power in excess of that furnished by Landlord pursuant to clause (a) of Section 9.2 as determined by Landlord in its reasonable judgment, Tenant shall pay as Additional Rent the cost of such excess power and the cost of installing any additional risers, meters or other facilities that may be necessary to furnish or measure such excess power to the Premises plus five percent (5%) of such cost.  Landlord’s costs for supervision of Tenant activities in accordance with the Rules and Regulations made a part of this Lease pursuant to Section 27.7 plus five percent (5%) of such cost shall be paid to Landlord by Tenant as Additional Rent upon demand.

9.6   Limitation on Liability

9.6.1   Services.  Landlord shall not be liable to Tenant or any other person or entity for damages or otherwise for any failure to supply, or for diminution of supply of any service Landlord has agreed to provide or supply under this Section or elsewhere in this Lease during any period when Landlord uses reasonable diligence to supply such service.  Landlord reserves the right temporarily to discontinue or diminish such services or any of them at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes, lockouts or other labor disputes; conditions of supply and demand which make any product unavailable; Landlord’s compliance with any mandatory governmental energy conservation, or environmental protection program, or any voluntary governmental energy conservation or security program at the request of or with the consent or acquiescence of Tenant; or any happening beyond the reasonable control of Landlord.  Tenant agrees that Landlord shall not be liable for unavailability of, interruption of, or interference with utilities and services for the Premises unless caused by Landlord’s gross negligence or willful misconduct.  Notwithstanding the foregoing, Landlord agrees that if there is an interruption of janitorial, sewer, water, natural gas, heating, air conditioning, or electricity services (the “Critical Services”) which results from the affirmative negligent act or omission of Landlord, its agents, employees, or contractors and such interruption renders the Premises unusable for Tenant’s specific use and continues for a period of three (3) business days or more consecutive days after Landlord receives notice from Tenant without Landlord’s commencement of steps to end the interruption (an “unauthorized Interruption”), Tenant may pay the substantiated out-of-pocket cost reasonably necessary to end the interruption.  If Landlord does not reimburse such cost within thirty (30) days after its receipt of an itemized and substantiated paid invoice, Tenant may deduct the amount of the invoice from the Base Rent next due.

9.6.2   Access.  Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages or otherwise resulting from the admission to or exclusion from the Property or the Premises of any person except if caused by Landlord’s gross negligence or willful misconduct.  In the event of public excitement or disorder or other circumstances rendering such action advisable in Landlord’s sole judgment, Landlord shall have the right to prevent access to the Property, the Premises, or any other portion of the Building during the continuance of the same by such means as Landlord, in its sole judgment, may deem appropriate, including without limitation locking doors and closing parking areas and other Common Areas.

9.6.3   Construction Activities.  Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages or otherwise resulting from construction activities conducted in or about the Property, whether adjacent to Tenant or elsewhere in the Property, by Landlord, by other tenants or by other parties conducted in accordance with Landlord’s Rules and Regulations.  Landlord reserves the right to enforce such Rules and Regulations as Landlord sees fit, in Landlord’s sole discretion, and notwithstanding any interpretation of the foregoing, Landlord shall have no liability to Tenant whatsoever for failure to enforce such Rules and Regulations.  Notwithstanding the foregoing, so long as Tenant leases 100% of the Building, Landlord shall not enforce this Section 9.6.3 unless Tenant causes physical waste to the Premises or Building.

9.6.4   Effect.  Notwithstanding anything to the contrary set forth in this Lease, no failure or diminution of supply or services; permission, restriction or denial of access; or construction activities described in this Section shall in any way be construed as an actual or constructive eviction of Tenant, permit an abatement of Rent except as set forth in Section 9.6.1, operate to release Tenant from any of Tenant’s obligations under this Lease, or be deemed a breach of Tenant’s quiet enjoyment and possession of the Premises unless caused by the gross negligence or willful misconduct of Landlord.

Section 10   USE OF PREMISES

10.1   General.  The Premises shall be used for Tenant’s Use.  Tenant shall not:  do or permit to be done in or about the Premises, or bring to, keep or permit to be brought or kept in the Premises or the Property, anything which is prohibited by or which will in any way conflict with any present or future law, statute, ordinance or governmental rule or regulation or which will cause an increase in the rates or cancellation of any insurance policy covering the Property or the Premises; use or allow the Premises to be used for any unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on or about the Premises; or commit or permit to be committed any waste in, on or about the Premises.  Furthermore, Tenant shall have no right to install or operate any equipment producing radio frequencies, electrical or electromagnetic output or other signals, noise, or emissions within or from the Property, without the prior written consent of Landlord.  To the extent permitted by applicable law, Landlord reserves the right to restrict and control the use of such equipment.

10.2   Parking.

10.2.1   Parking Privileges.  Tenant shall have the right to use the entire surface parking lot (except for the parking spaces designated on Exhibit E (the “Excluded Spaces”)) twenty-four (24) hours per day, seven (7) days per week, which shall have a minimum of five (5) unassigned parking spaces per 1,000 rentable square feet of the Premises for the use of Tenant’s employees, agents, contractors, assignees and sublessees, designated by Tenant to use the Parking Spaces (the “Designated Users”).  The rights of Tenant to the unassigned spaces (the “Parking Spaces”) as granted by Landlord are referred to as the “Parking Privileges.”

10.2.2   Term.  Tenant’s right to the Parking Privileges shall commence at the Commencement Date and shall continue for the Term.  The Parking Privileges shall automatically terminate upon the Expiration Date or earlier termination of the Lease.

10.2.3   No Charge.  Tenant’s rights to use the Parking Spaces will be at no charge.

10.2.4   Landlord’s Rights.  Landlord shall have the right at any time to change the arrangement or location or to regulate the use of the Parking Spaces without incurring any liability to Tenant.  Landlord acknowledges that the Parking Privileges cover all parking available on the Property except the Excluded Spaces and that no parking areas except the Excluded Spaces shall be designated for Landlord or its agents or other parties other than Tenant and Designated Users.  Notwithstanding the foregoing, so long as Tenant leases 100% of the Building, Landlord shall not enforce or exercise its rights under Section 10.2.4 and 10.2.5 in such a way as to have a material adverse affect on Tenant’s use of its Parking Spaces.

10.2.5   Parking Rules.  In addition to the Rules and Regulations set forth in Exhibit C to the Lease, Tenant’s use of the Parking Spaces is subject to the following rules:

10.2.5.1

As long as Tenant leases 100% of the Building, Tenant may designate use of the Parking Spaces to specific individuals employed by Tenant (“Designated Users”), but Tenant shall remain responsible for all other obligations hereunder.

10.2.5.2

Within five (5) business days after Landlord’s request, Tenant agrees to provide Landlord with a listing of all vehicles of Designated Users, including names of vehicle owners, vehicle models, colors, and license plate numbers, and Tenant shall provide Landlord with revised listing promptly after any change to the listing.  Tenant shall deliver to Tenant’s Designated Users parking decals provided by Landlord which decals shall at all times be displayed prominently on the vehicles of Designated Users.  Landlord shall have the right to directly ban any Designated User from further use of any of the parking spaces for violation of the rules for the use of the Parking Spaces.  As long as Tenant leases 100% of the Building, Landlord shall not enforce the preceding parking Rules and Regulations unless Tenant causes physical waste to the Parking Spaces or Building.

10.2.5.3	Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as “no parking” areas.

10.2.5.4

Tenant and Designated Users shall observe the special hours of opening, closing, and nonuse of the parking lot when closings are necessitated for repairs, cleaning, and rehabilitations.  Should any repair or rehabilitation result in Tenant not being provided the Parking Spaces in the parking lot or designated alternate parking facility, the abatement of Tenant’s obligation to pay any fee that may be due during the period the same are unavailable shall constitute Tenant’s sole remedy in the event of such unavailability.  Notwithstanding the foregoing, Landlord will give Tenant at least fifteen (15) days prior written notice of such repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 50% of its parking spaces at any one time.

10.2.5.5	Tenant and Designated Users shall use the Parking Spaces only for automobile parking.

10.2.5.6	Tenant and Designated Users shall observe all posted vehicle height limitations.
10.2.5.7	Tenant and Designated Users shall not allow unauthorized vehicles to use the Parking Spaces and, except for emergencies, shall not repair or authorize service to vehicles parked in the parking lot.

10.2.6   Casualty; Condemnation.  If more than twenty-five percent (25%) of the surface lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then the Parking Privileges shall automatically cease and terminate.  Tenant thereupon shall surrender to Landlord and Parking Spaces and all interest therein, and Landlord may re-enter and take possession of the Parking Spaces.  If this should occur, Landlord will use commercially reasonable efforts to provide substitute parking places to Tenant.

10.2.7   No Assignment.  Tenant shall not be permitted to assign the Parking Spaces or any interest herein or permit the Parking Spaces or any part thereof to be used by parties other than Tenant or Designated Users without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, if a proposed assignee or user is a permitted assignee or sublessee under the terms of this Lease, Landlord’s consent to such assignment or sublease shall be deemed consent to the assignment or sublease of the Parking Spaces.  Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy or use arrangement permitted or consented to by Landlord.

10.2.8   Liability.  Neither Landlord nor its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the parking area or arising out of the use of the Parking Spaces whether caused by theft, collision, moving vehicle, explosion or any other activity of occurrence in such parking areas.  Tenant and/or its Designated Users of the Parking Spaces assume the risk of such loss or damage and shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims and damages incurred by Landlord, its agents and employees arising from Tenant’s or its Designated Users’ use of the parking areas or the unassigned spaces, including all costs, reasonable attorneys’ fees, expenses and liability arising out of any such claim or action, except if caused by Landlord’s gross negligence or willful misconduct.

10.2.9   Excluded Spaces.  Landlord reserves the right to the Excluded Spaces and to access to and from them.  If Landlord decides to designate users other than Tenant for the Excluded Spaces, it will give Tenant no less than thirty (30) days’ prior written notice, and Tenant will cease its use of the Excluded Spaces.  Landlord may from time to time identify some or all of the Excluded Spaces as reserved for others.

10.3   Signage.  Tenant shall be entitled to place signage on the exterior of the Building and in the elevator lobbies of the Building or elsewhere on the Property provided that (a) Tenant pays all costs of the signage, (b) the Landlord approves the nature, location, size and configuration of the signage, which approval will not be unreasonably withheld, conditioned or delayed, and (c) the signage complies with any and all applicable laws, codes, ordinances, Rules and Regulations.  Notwithstanding the foregoing, Landlord hereby acknowledges that Landlord has approved the nature, location, size and configuration of Tenant’s existing exterior signage, as depicted on Exhibit D and any existing interior Building signage (“Tenant’s Existing Signage”), and Tenant’s Existing Signage

requires no further Landlord approval.  Furthermore, Tenant, or any permitted sublessee or assignee, may install signage in addition to Tenant’s Existing Signage subject to the requirements of this Section 10.3.

10.4   Compliance With Law.  Tenant, at its expense, will comply with all applicable governmental laws and orders, with any direction of any public officer or officers according to law, and with any order of a court of competent jurisdiction.  Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, guidelines, directives and Laws (collectively referred to hereinafter as the “Laws”) and that additional Laws may hereafter be enacted or go into effect, relating to or affecting the Premises or the Property, concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business.  Subject to the express rights granted to Tenant under the terms of this Lease, Tenant will not cause, or permit anything to be done that would violate any Laws.  Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Premises or the Property pursuant to said Laws or any charges imposed upon Tenant, Tenant’s customers or other invitees pursuant to same.  Landlord hereby warrants and represents that to the best of its knowledge, it has not received written notice that the Premises, Building and Property are not in compliance with all applicable laws, including but not limited to ADA laws and environmental laws.

Section 11   QUIET ENJOYMENT

Subject to Section 9.6.3, Landlord agrees to provide quiet enjoyment and possession of the Premises during the Term of this Lease as long as Tenant complies with the provisions of this Lease.

Section 12   EFFECT OF SALE

A sale, conveyance or assignment of the Property shall operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities which arose prior to such effective date.  After such effective date, Tenant shall look solely to Landlord’s successor in interest in and to this Lease.  This Lease shall not be affected by any such sale, conveyance or assignment; Tenant shall attorn to Landlord’s successor in interest to this Lease; and Landlord shall cause Landlord’s successor to execute a specific assumption of Landlord’s interest in this Lease.

Section 13   ALTERATIONS

13.1   (a)   Alterations; General.  Tenant shall not make or allow to be made any alterations, additions or improvements to or of any part of the Premises or attach any fixtures, or equipment to the Premises other than typical office furnishings, without first obtaining Landlord’s written consent which consent shall not be unreasonably withheld, conditioned or delayed; however, Tenant may make minor cosmetic alterations such as carpet and paint that do not require a building permit or impact the structure or systems of the Building and do not cost more than One Hundred Thousand Dollars ($100,000.00) in any twelve (12) month period without prior Landlord written consent.  Any other alterations shall require Landlord consent which consent will not be unreasonably delayed, conditioned, or denied.  All alterations, additions, improvements and attachments requiring Landlord’s approval shall be performed (a) by contractors in a good and workmanlike manner; (b) in compliance with plans approved by Landlord, and, if required by Landlord, prepared by a licensed architect; (c) in compliance with all governmental Laws; and (d) subject to strict compliance with conditions specified by Landlord, which may include requiring the posting of a performance bond and a payment bond each in an amount equal to not less than one half of the total contract price or value.  Subject to Tenant’s rights in Section 13.3, all alterations, additions, fixtures and improvements attached to or otherwise forming part of the Premises shall immediately become Landlord’s property and at the end of the Term will remain on the Premises without compensation to Tenant, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Premises to their original condition at Tenant’s expense.  Notwithstanding the foregoing, upon Tenant’s request at the time it seeks Landlord’s consent to any alterations, additions or improvements, Landlord agrees to indicate in writing whether it will require such to be removed upon the expiration or earlier termination of the Lease, and Landlord shall only require removal if the alterations create a layout or finishes not customary at the time to office buildings.

(b)   Initial Alterations.  Landlord and Tenant hereby acknowledge and agree that Landlord shall provide Tenant an improvement allowance of Fifteen Dollars ($15.00) per rentable square foot of the Premises, which equals One Million One Hundred Twenty-Nine Thousand Nine Hundred Twenty Dollars ($1,129,920.00) (the “Tenant Improvement Allowance”) that shall be used in this order:  (i) first, to be paid by Landlord to Tenant for initial alterations that will consist of carpeting and repainting comparable to the scope of work listed in Exhibit B attached hereto and incorporated herein by this reference (the “Initial Improvements”); and (ii) second,  as a credit against Base Rent during the Lease Term up to a maximum of Seven Dollars and Fifty Cents ($7.50) per rentable square foot of the Premises, which equals Five Hundred Sixty-Four Thousand Nine Hundred Sixty Dollars ($564,960.00), and (iii) third, for alterations to be completed during the Lease Term in accordance with the procedures in this Section 13.1 following Tenant’s notice to Landlord that Tenant elects to complete such alterations.  Tenant shall not commence any work on the Initial Improvements until the earlier of either the date the Landlord sells the Building to an unaffiliated third party (the “Sale Date”) or November 1, 2013.  Landlord shall pay directly to Tenant’s general contractor, subcontractors or suppliers up to the amount of Tenant’s Improvement Allowance for the actual out-of-pocket expenses incurred in the construction of the Initial Improvements, an estimate of which is set forth in Exhibit B.  Landlord shall pay amounts due for the Initial Improvements within the time period specified on the invoice Landlord receives, so long as Tenant has submitted both the invoice at least ten (10) days before it is due (or if there is a discount available at least ten (10) days before it must be paid in order to earn the discount) and the related documentation required by this Section 13.1(b)  In the event that Landlord fails to pay any such properly submitted and substantiated invoice, Tenant shall have the right to pay the invoice directly and thereafter set off such amount from Base Rent thereafter due and owing.  Landlord’s payments for the Initial Improvements shall be conditioned on the following.  Landlord shall make monthly progress payments directly to the Tenant’s general contractor, subcontractors or suppliers, or to reimburse Tenant for amounts paid by Tenant pursuant to Sections 13.1(b)(i) within thirty (30) days after these conditions have been satisfied, or, in Landlord’s sole discretion, waived:

A.

In conjunction with each of Tenant’s invoices, Tenant will submit to Landlord (i) original invoices in connection with all actual construction work performed for Tenant on the Premises, and (ii) completed AIA Form G702, as necessary, approved by Tenant, and certified by Tenant’s general contractor and architect

B.

As a condition of final payment by Landlord, Tenant shall promptly submit to Landlord an affidavit of the general contractor indicating that it and all subcontractors, laborers and material suppliers have been paid in full;

C.

Prior to Landlord’s final payment, Tenant will (i) submit appropriate lien waivers from the general contractor, subcontractors and suppliers of the Premises conditioned upon Tenants receipt of Landlord’s final payment; (ii) if required by the appropriate governmental entity, submit the appropriate governmental entity’s certificate of occupancy including that construction work performed by accordance with local and state codes and that the Premises are acceptable for occupancy; and (iii) Tenant’s written acknowledgment that the Premises are accepted by Tenant and that the Initial Alterations have been completed to its satisfaction; and

D.	Tenant shall not be in arrears with regard to any Rent or other charges which might be due or owing, or no Event of Default shall exist.

13.2   Notice.  At least fifteen (15) days prior to the commencement of any work of any kind whatsoever, including but not limited to any alterations, additions, improvements or installations in or to the Premises by or for Tenant, Tenant shall give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work.  Landlord and any mortgagee of the Property shall have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Property against mechanic’s liens.

13.3   Freestanding Partitions.  Tenant shall have the right to install and relocate freestanding workstation partitions in the Premises without Landlord’s prior written consent, if no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation.  Tenant acknowledges that any installation or relocation of such partitions may affect the heating, cooling, power and lighting required by the Premises and any increased cost or additional charges attributable to such changes shall be payable by Tenant to Landlord as Additional Rent.  The freestanding workstation partitions for which Tenant pays shall be part of Tenant’s trade fixtures for all purposes under this Lease.

13.4   Remodeling by Landlord.  In the event that Landlord elects to remodel, expand or add additions to all or any portion of the Common Area or the Property, Tenant will cooperate with such remodeling (including the temporary removal of Tenant’s signs, if any, to facilitate such remodeling), provided that Landlord will give Tenant at least fifteen (15) days prior written notice of such repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 50% of its parking spaces at any one time.  In the event of a material remodeling of the Common Area made available to Tenant by Landlord, Landlord shall provide Tenant with written notice, prior to any such remodeling.

Section 14   MAINTENANCE AND REPAIR OF THE PREMISES

Tenant agrees to keep the Premises in as good and safe order, condition and repair and in as orderly a state as they were on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.  Subject to Landlord’s obligation to make repairs in the event of certain casualties, as stated in Section 16, Landlord shall have no obligation for the repair or replacement of any portion of the Premises which is damaged or wears out during the Term regardless of the cause, including but not limited to: carpeting; draperies; window coverings; wall coverings; painting; appliances; or any of Tenant’s property or improvements in the Premises.  Tenant shall immediately advise Landlord of any damage to the Premises or the Property of which it becomes aware.  All damage or injury to the Premises or the Property or to the fixtures, appurtenances, or equipment thereof either which is caused by Tenant, its agents, employees or invitees or for which Landlord has not been and will not be reimbursed by insurance may, at Landlord’s option, be repaired, restored or replaced by Landlord at the expense of Tenant and such expense (including a reasonable percentage, not to exceed fifteen percent (15%) of such expense for Landlord’s overhead) shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of a statement for such expense.

Section 15   MECHANICS’ LIENS

Tenant shall pay or cause to be paid all costs and charges for work done by Tenant or caused to be done by Tenant in or to the Premises, and for all materials furnished for or in connection with such work.  Tenant shall indemnify Landlord against and hold Landlord, the Premises and the Property free, clear, and harmless from and against all mechanics’ liens and claims of liens and all other liabilities, liens, claims and demands on account of such work or materials by or on behalf of Tenant.  If any such lien at any time is filed of record against the Premises or any part of the Property, Tenant shall cause such lien to be removed of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien without filing a bond and removing the lien of record in accordance with statute, it shall furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the claim.  If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once.  If Tenant fails to remove of record any such mechanics’ lien and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest in respect of such lien, and the amount so paid, together with reasonable attorneys’ fees incurred by Landlord in connection with such lien, shall be immediately due from Tenant to Landlord as Additional Rent.  Nothing contained in this Lease shall be deemed the consent or agreement of Landlord to subject Landlord’s interest in the Property to liability under any mechanics’ or other lien law.  If Tenant receives notice or otherwise becomes aware that a lien has been or is about to be filed against the Premises or the Property or any action affecting title to the Property has been or is about to be commenced on account of work done by or for or materials furnished to or for Tenant, it shall immediately give Landlord written notice of the same.

Section 16   CASUALTY AND RESTORATION OF PREMISES

16.1   Substantial Damage.  If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that an architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within two hundred seventy (270) working days from the happening thereof, then this Lease shall terminate from the date of the occurrence of such damage.  Tenant shall thereupon surrender to Landlord the Premises and all interest it has under this Lease and Landlord may re-enter and take possession of the Premises and, if necessary, remove the Tenant from the Premises.  Tenant shall pay Base Rent and Additional Rent, duly apportioned, up to the time of such Lease termination.  If, however, the damage shall be such that the architect shall certify within said sixty (60) day period that the Premises can be made tenantable within a two hundred seventy (270) working day period, then, except as hereinafter provided, Landlord shall repair the damage so done with all reasonable speed.  If Landlord’s repairs are not completed within such two hundred seventy (270) working day period, then Tenant may terminate this Lease by delivering written notice to Landlord at any time until the restoration is completed.

16.2   Minor Damage.  If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of two hundred seventy (270) days, then Landlord, after receiving notice in writing of the occurrence of the casualty, shall, except as hereafter provided, cause the same to be repaired with reasonable promptness.  If the estimated repair period as established in accordance with the provisions of Section 16.1 exceeds two hundred seventy (270) days, then the provisions of Section 16.1 shall control, notwithstanding the fact that the Premises are not wholly untenantable.

16.3   Abatement.  Base Rent and Additional Rent shall abate during any such period of repair and restoration, in the same proportion that the part of the Premises rendered untenantable bears to the whole.

Section 17   CONDEMNATION

If all or substantially all of the Premises or any portion of the Building which shall render the Premises substantially unusable is taken by exercise of the power of condemnation or eminent domain, or conveyed by Landlord in lieu of such exercise, this Lease shall terminate on the day before (the “Condemnation Termination Date”) the earlier of the date upon which the condemning authority takes possession of the Premises or such portion of the Building, or the date on which title to the same is vested in the condemning authority.  If more than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, Tenant shall have the right to terminate this Lease by written notice to Landlord given within twenty (20) days after the Condemnation Termination Date.  If more than twenty-five percent (25%) of the Building, but not the Premises, is so taken, Landlord may terminate this Lease by written notice to Tenant given within twenty (20) days after the Condemnation Termination Date.  If this Lease is not terminated under this Section, any such taking shall be deemed to be a Casualty to be treated under the provisions of Section 16.  In the event of any such taking, the entire award shall be paid to Landlord, and Tenant shall have no right or claim to any part of such award, including awards for the taking of Common Areas; and hereby assigns all such awards to Landlord; however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, so long as Landlord’s award is not reduced by such claim, for (a) Tenant’s moving expenses; (b) leasehold improvements paid for by Tenant; (c) Tenant’s leasehold estate; and (d) any other award available from the condemning authority.  Tenant hereby expressly waives all claims against Landlord relating to a partial or total taking of Tenant’s leasehold estate by such condemning authority and all expenses and losses related thereto.

Section 18   HAZARDOUS MATERIALS

Upon the Commencement Date and thereafter until the Expiration Date, Tenant shall comply with all statutes, ordinances, rules, orders, Laws and requirements of the federal, state, county and municipal governments, and all departments thereof, relevant to the presence, storage, use, maintenance and removal of toxic, hazardous or contaminated substances (collectively, “Hazardous Material”) or wastes in, on, or about the Premises and the Property, which presence, storage, use, maintenance or removal is caused or permitted by Tenant, it being expressly understood that Landlord in no way consents to, approves of, or acquiesces in such presence, storage, use, maintenance or removal of any Hazardous Material in, on, or about the Premises and the Property.  Tenant shall take all steps necessary to dispose of all wastes in a safe, lawful, and appropriate manner.  Tenant agrees to indemnify and forever hold harmless Landlord, its agents, successors, and assigns, and Landlord’s mortgagee(s), as their interests may appear, from all claims, losses, damages, expenses and costs, including, but not limited to, reasonable attorney’s fees and clean-up costs, incurred by reason of Tenant’s use, storage, maintenance or removal of Hazardous Material or wastes in, on, or about the Premises, or any part of the Property.  Notwithstanding anything in this Lease to the contrary, Tenant shall have no liability or obligation with respect to any matter otherwise indemnified against or arising out of Hazardous Material located or discovered in, on or under the Premises or Building which are present due to the acts of parties over whom Tenant has no control, or which occurred prior to Tenant’s occupancy of the Premises.  Further, Landlord represents and warrants to Tenant that Landlord has not received written notice that the Premises, Building and Property are not in compliance with all applicable laws, Rules and Regulations (including applicable environmental laws) as of the date of this Lease.  This Section 18 shall survive the termination or expiration of this Lease.

Section 19   ENTRY BY LANDLORD.

Landlord and its agents, employees and contractors may enter the Premises at any time in response to a bona fide emergency or at reasonable hours with reasonable prior notice to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers or lenders, (c) determine whether Tenant is complying with all its obligations under this Lease, (d) supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease, (e) post notices of nonresponsibility or similar notices, (f) exhibit the Premises to prospective tenants during the last six (6) months of the Term, or (g) make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Property; however all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises, excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance.  Landlord shall have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any means permitted under this Section and performance of the actions for which such entry is permitted shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, and Tenant shall not be entitled to damages or an abatement of Base Rent, Additional Rent or other charges which this Lease requires Tenant to pay.  Tenant waives any claim against Landlord and its agents, employees and contractors for damages for any injury or inconvenience to or interference with Tenant’s business and any loss of occupancy or quiet enjoyment of the Premises occasioned by any such entry or actions, and any other loss or damage whatsoever occasioned by such entry in response to an emergency.

Section 20   SUBLETTING AND ASSIGNMENT

20.1   Landlord’s Consent Required.  Tenant shall not assign this Lease or any interest therein, or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be occupied by others, by operation of law or otherwise, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld provided that: (i) Tenant has complied with the provision of Section 20.4 below; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the Landlord’s standards of the Property; (iii) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; and (iv) no Event of Default exists under this Lease beyond any applicable cure period at the time it makes its request for such consent.  Notwithstanding the foregoing, Tenant shall have the right, without obtaining Landlord’s prior written consent to assign or sublease all or any portion of the Premises in a bona fide transaction that is not made for the purpose of evading this Section to the following parties: (1) any subsidiary or affiliate of Tenant; (2) any parent of Tenant; (3) any subsidiary or affiliate of Tenant’s parent entity; or (4) any entity into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant, so long as, in each case, the assignee assumes and agrees to perform Tenant’s obligations under this Lease.

20.2   No Waiver; Tenant’s Liability.  If this Lease or any interest herein is assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, with or without the consent of Landlord having first been obtained, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and other sums due hereunder, but no collection shall be deemed a waiver of the provisions of this paragraph, or the acceptance of the assignee, subtenant or occupants as the tenant hereof, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease.  The consent by Landlord to an assignment, subletting or occupancy arrangement shall not relieve

Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting or occupancy arrangement.  Landlord’s consent to any requested sublease or assignment shall not waive Landlord’s right to refuse to consent to any other such request.  If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant’s Pro Rata Share of increases in Operating Expenses, Tenant shall pay the Landlord fifty percent (50%) of all such excess amounts as and when received by Tenant minus any amount paid by Tenant for any allowance or concessions made in the sublease or assignment.

20.3   Intentionally omitted.

20.4   Tenant’s Notice.  Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party in whole or in part (herein “Assignment”), Tenant shall notify Landlord not less than thirty (30) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Notice”), except for those assignments and subleases permitted by Section 20.1.  Tenant’s Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease, and shall include information sufficient for Landlord to assure itself of the creditworthiness and experience of the proposed assignee or subtenant.  Landlord shall notify Tenant whether Landlord consents to such sublet or assignment, which consent shall not be unreasonably withheld, within ten (10) days following receipt of Tenant’s Notice.  If Landlord consents to the proposed subletting or assignment, Tenant shall be free to sublet the portion of the Premises in question or assign the applicable portion of its interest in this Lease to the party identified in and on terms substantially identical to those described in Tenant’s Notice.  If Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on such terms and conditions within one hundred eighty (180) days following its Tenant’s Notice to Landlord, Tenant’s right to proceed with subletting or assignment of the affected portion to that specified subtenant or assignee of the Premises shall terminate unless Landlord otherwise permits in writing.

20.5   Fair Rental Value.  Tenant covenants and agrees that Tenant shall not, and shall not allow any subtenant of Tenant to, enter into any sublease, license, concession or other agreement of use, occupancy or utilization of space in the Premises, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income (other than gross income or gross receipts to be determined in a manner satisfactory to counsel for Landlord) or profits of any sublessee, licensee, concessionaire or other user or occupant, and further agrees that a breach of this covenant and agreement shall be a material breach of this Lease.  The provisions for any such rental in violation of this Section 20.5 shall be void at its inception and Tenant agrees that rent under the offending lease, sublease, license, concession or agreement shall be calculated at an amount equal to the fair rental value thereof.

20.6   Landlord’s Review.  All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel.  Tenant shall pay on demand up to One Thousand Dollars ($1,000.00) toward Landlord’s out-of-pocket, third-party costs and expenses, including reasonable attorneys’ fees in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

20.7   No Release or Waiver.  Regardless of any Landlord consent, except as expressly agreed in writing by Landlord, no subletting or assignment shall release Tenant of Tenant’s obligations to pay Base Rent, Additional Rent or perform any of Tenant’s obligations under this Lease.  Landlord’s acceptance of rent payments from any person or entity other than Tenant shall not be deemed a waiver by Landlord of any of its rights under this Lease.

Section 21   SUBORDINATION AND ATTORNMENT

21.1   Subordination.  This Lease, at Landlord’s option, shall be subordinate to any covenant, ground lease, mortgage or deed of trust existing now or after the date of this Lease placed upon all or any part of the Property, including any amendment, modification, restatement, consolidation, replacement or extension of any such document, and to all advances made under any mortgage or deed of trust, provided that Tenant agrees to the subordination in a commercially reasonable written instrument which provides that Tenant’s use or possession of the Premises shall not be disturbed, its obligations shall not be enlarged, and its rights shall not be abridged under this Lease by reason of any such transaction.  Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this Lease; however, notwithstanding that this Lease may be superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during Landlord’s ownership; further provided that the provisions of a mortgage, deed of trust or other lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking, including a voluntary conveyance by Landlord, and provisions relative to proceeds arising from insurance payable by reasons of damage to or destruction of the Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof.  Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises or the Property, or the Building as a whole, and Tenant agrees upon demand to execute a commercially reasonable subordination, non-disturbance and attornment reasonably requested by Landlord’s lender, which provides that Tenant’s use or possession of the Premises shall not be disturbed, its obligations shall not be enlarged, and its rights shall not be abridged under this Lease by reason of any such transaction.  Upon Tenant’s written request to Landlord, Landlord shall obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.  If a mortgage lien currently affects the Building, Tenant’s execution of this

Lease shall be conditional upon Tenant’s receipt of Landlord’s current lender’s subordination, non-disturbance and attornment agreement within ten (10) days after the date of Tenant’s execution.

21.2   Mortgagee’s Right to Cure.  At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord’s interest in the Premises has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time, not less than thirty (30) days, shall thereafter have elapsed without the default having been cured.

21.3   Subordination Documents.  In confirmation of such subordinate or superior position of this Lease, as the case may be, Tenant agrees to execute and deliver such documents as may be required by Landlord or its mortgagee to evidence the subordination of Tenant’s interest in this Lease and in the Premises to the interest created by any of the documents described in Section 21.1 or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so after two (2) written demands, each providing Tenant a minimum of ten (10) business days to comply, shall constitute an Event of Default.

21.4   Estoppel Documents.  Tenant agrees that it will from time to time within ten (10) days after request by Landlord execute and deliver to Landlord a written statement addressed to Landlord or to a party designated by Landlord, which statement shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as so modified, shall confirm that Landlord is not in default as to any obligations of Landlord under this Lease, or if Landlord is in default, specifying any default, shall confirm Tenant’s agreements contained in this Section, and shall contain such other information or confirmations as Landlord may reasonably require.  Tenant’s failure to deliver estoppel documents after two (2) written demands, each providing Tenant a minimum of ten (10) business days to comply, shall constitute an Event of Default.

21.5   Attornment.  Tenant agrees to attorn to all successor owners of the Property, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise, and to execute and deliver such certificates as may be requested from time to time by Landlord certifying and acknowledging the existence, validity and terms and conditions of this Lease; the existence or absence of any Events of Default thereunder or other noncompliance by Landlord or Tenant with any terms or conditions of this Lease; stating the amount of rent, if any, paid in advance, and stating that such certificate may be relied upon by any person or entity specified by Landlord in its request.  Tenant’s failure to execute and deliver such a certificate within twenty (20) days after Landlord’s second request to do so shall make it conclusively binding upon Tenant that as of such twentieth day:  (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance; and (iii) not more than one (1) month’s rent has been paid in advance.

Section 22   INDEMNIFICATION, WAIVER AND RELEASE

22.1   Indemnification.  Tenant shall neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant shall indemnify and hold harmless Landlord and its employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages, including consequential damages, liabilities, judgments and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with or arising from:

22.1.1   The use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

22.1.2   Any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Property;

22.1.3   Any act, omission or negligence of Tenant or any person claiming under Tenant or any contractor, agent, employee, invitee or visitor of Tenant or of any such person (collectively “Tenant’s Persons”);

22.1.4   Any breach, violation or nonperformance by Tenant or any of Tenant’s Persons of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and

22.1.5   Any injury or damage to the person, property or business of Tenant or any of Tenant’s Persons or any other person entering upon the Premises or the Property under the express or implied invitation of Tenant; except for any injury or damage to persons or property which is proximately caused by the willful misconduct or grossly negligent act or omission of Landlord or any of its employees.

If any action or proceeding is brought against Landlord or any of its employees by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense with counsel reasonably satisfactory to Landlord.

Notwithstanding the foregoing, to the fullest extent allowed by applicable Laws, Landlord shall protect, defend, indemnify and hold harmless Tenant and its agents, officers, directors, contractors, employees, parents, subsidiaries, successors and assigns from and against any demands, claims, causes of action, fines, penalties, damages, including consequential damages, liabilities, judgments and expenses, including without limitation reasonable attorneys’ fees, to the extent arising out of or attributable to Landlord’s or Landlord’s agents contractors, or employees grossly negligent actions or omissions or willful misconduct in connection with

Landlord’s obligations under the Lease (including without limitation Landlord’s violation of all applicable environmental Laws). This indemnity shall survive the termination of this Lease.

22.2   Waiver and Release.  Tenant, as a material part of the consideration to Landlord for this Lease, waives and releases all claims against Landlord and its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.  Except for any damage or injury to persons or property outside the Premises which is proximately caused by the willful misconduct or grossly negligent act or omission of Landlord or its employees, but subject to Sections 8.4 and 22.1, Tenant covenants and agrees that Landlord and its employees shall not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage, including consequential damages, to persons, property or Tenant’s business occasioned by theft; act of God or public enemy; injunction; riot; strike or other labor disturbance; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam; water; rain; snow; ice; hail; wind; leak or flow of water or other liquid, including fluid from the elevator system, rain or snow from or into part of the Property or from the roof, street, subsurface or from any other place; dampness; breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Property; construction, repair or alteration in or taking of the Property or the Premises any acts or omissions of any other tenant, occupant or visitor of the Property; or from any cause beyond Landlord’s reasonable control; and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.

Section 23   TENANT’S DEFAULT

23.1   Events of Default.  Each one of the following events is an “Event of Default”:

23.1.1   Tenant fails in the due and punctual payment of Base Rent, Additional Rent or any other amount due under this Lease; however, not more than twice in any calendar year, Tenant may cure an Event of Default under this Section on or before the fifth (5th) day after receipt of written notice of such default from Landlord.  Except as so provided, if any amount owing under this Lease is not paid when due, an Event of Default shall have occurred and no notice or cure period shall be provided;

23.1.2   Tenant abandons or vacates the Premises, without payment of Rent;

23.1.3   This Lease or the estate of Tenant under this Lease is transferred to or passes to or devolves upon any other person or entity, or Tenant purports to assign any of its interest in this Lease or to sublet all or any part of the Premises, except as provided in Section 20;

23.1.4   Any interest in this Lease or any part of the Premises is taken upon execution or by other process of law directed against Tenant or is taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and such attachment is not discharged or disposed of within fifteen (15) days after its levy or any lien is placed upon the Property as a result of the action or inaction of Tenant;

23.1.5   The filing of any petition or the commencement of any case or proceeding by Tenant under any provision or chapter of the Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy or reorganization or the adjudication in any court that Tenant is insolvent or bankrupt or the entry of an order for relief under the Bankruptcy Code with respect to Tenant;

23.1.6   The filing of any petition or the commencement of any case or proceeding against Tenant under any provision or chapter of the Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy or reorganization or the adjudication in any court that Tenant is insolvent or bankrupt or the entry of an order for relief under the Bankruptcy Code, unless such petition and all proceedings initiated by such petition are dismissed within sixty (60) days after the date of such filing; the filing of an answer by Tenant admitting the material allegations of any such petition; or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, unless such appointment is vacated or dismissed within sixty (60) days after the date of such appointment;

23.1.7   The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of substantially all or any class of its creditors for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of Tenant generally to pay its debts as they become due;

23.1.8   The admission in writing by Tenant, or any officer or director of Tenant, if Tenant is a corporation, manager, general partner, or other managing or executive officer if Tenant is some other form of entity, that such Tenant is unable to pay its debts as they become due or it is generally not paying its debts as they become due;

23.1.9   Tenant fails to perform or comply with any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform or comply with, and such nonperformance or noncompliance continues for thirty (30) days after written notice of such nonperformance by Landlord to Tenant or, if such performance or compliance cannot reasonably be accomplished within such thirty (30) day period, Tenant does not in good faith commence such performance or compliance within such thirty (30) day period and diligently proceed to compliance or performance.

23.2   Landlord’s Remedies.  If any Event of Default occurs then Landlord shall have the right at its election to pursue the following remedies in accordance with all applicable Laws:

23.2.1   to give Tenant written notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Premises shall cease and this Lease shall terminate, except as to Tenant’s liability, as if the date of termination fixed in such notice were the end of the Term; or

23.2.2   without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Rent, Additional Rent or any other amounts payable under this Lease or as a result of any preceding breach of any agreements, covenants or conditions in this Lease; or

23.2.3   without further demand or notice, to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including without limitation attorneys’ fees and interest on the amount so advanced at the rate stated in Section 23.8, but Landlord shall have no obligation to cure any such Event of Default.

23.3   Reentry.  If Landlord elects to reenter as provided in Section 23.2.2 or takes possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms, which may be greater or less than the then balance of the Term, and on such conditions and upon such other terms, which may include concessions of free rent, and alteration and repair of the Premises, as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent, provided, however, that Landlord shall use commercially reasonable efforts to mitigate its damages.  Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting.  No such reentry or taking possession of the Premises by Landlord may be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in such notice.

23.4   Certain Damages.  If Landlord elects to take possession as provided in Section 23.2.1 hereinabove, Tenant shall pay to Landlord an amount equal to:  (a) Base Rent, Additional Rent and other sums as provided in this Lease which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds (“Reletting Net Proceeds”), if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, reasonable attorneys’ fees, expenses of employees, alteration and repair costs and other expenses of preparation of the Premises for such reletting.  If, in connection with any reletting, the new lease term extends beyond the existing Term, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section shall be made in determining the Reletting Net Proceeds, and any rent concessions shall be equally apportioned over the term of the new lease.  Tenant shall pay such rent and other sums to Landlord monthly on the day on which the Base Rent would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such rent and other sums from Tenant on each such day.

23.5   Continuing Liability After Termination.  If this Lease is terminated pursuant to the provisions of Section 23.2.1, Tenant shall remain liable to Landlord for damages in an amount equal to Base Rent, Additional Rent and other amounts which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the Reletting Net Proceeds, if any. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Base Rent and other amounts would have been payable under this Lease if the Lease had not been terminated. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover against Tenant as damages for loss of bargain, and not as a penalty the following amounts:

(a)   the worth at the time of the award of the unpaid Base Rent and Additional Rent that had been earned at the time of termination;

(b)   the worth at the time of the award of the amount by which the unpaid Base Rent and Additional Rent that would have been earned after termination until the time of the award exceeds the amount of the Base Rent and Additional Rent loss that Tenant proves could reasonably have been avoided;

(c)   the worth at the time of the award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Term after the award exceeds the amount of Base Rent and Additional Rent loss that Tenant proves could reasonably be avoided; and

(d)   any other amount necessary to compensate Landlord for the detriment arising from Tenant’s default.

The “worth at the time of the award” of the amount referred to in clauses (A) and (B) is computed by allowing annual interest at the prime rate as published by the Wall Street Journal, or any successor thereto selected by Landlord (the “Prime Rate”) plus 2%.  The “worth at the time of the award” of the amount referred to in clause (C) shall be computed by discounting such amount to present worth at a discount rate equal to the percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Property.

23.6   Cumulative Remedies.  Suit or suits for recovery of the amounts and damages stated in Sections 23.4 and 23.5 may be brought by Landlord from time to time at Landlord’s election, and nothing in this Lease shall be deemed to require Landlord to await the date upon which the term would have expired had there occurred no Event of Default.  Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or in the future existing at law or in equity, and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other such rights or remedies.  All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

23.7   Bankruptcy.  Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater than, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding Sections of this Section.  Landlord and Tenant understand that contrary to certain provisions of this Lease, a trustee or debtor in possession under the Bankruptcy Code may have certain rights to assume or assign this Lease.  Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease.  For purposes of any such assumption or assignment, the term “Adequate Assurance” shall include at least the following:

23.7.1   In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent and other sums required by this Lease, any proposed assignee must have demonstrated to Landlord’s satisfaction, a net worth, as defined in accordance with generally accepted accounting principles, at least as great as the net worth of Tenant on the date of this Lease increased by seven percent (7%), compounded annually, for each Lease Year from the Commencement Date through the date of the proposed assignment.  The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

23.7.2   Any proposed assignee of this Lease and the principal owners of such assignee, must assume and agree to be personally bound by the terms, provisions and covenants of this Lease.

23.8   Late Payment Charge.  Any rents or other amounts owing under this Lease which are not paid within five (5) days after the date they are due shall bear interest from the due date at the rate of four (4) percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.  Further, Landlord and Tenant agree that in respect of each such late payment, Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine.  Accordingly, Tenant shall pay to Landlord in addition to interest, a one-time late charge for each such late payment in the amount of five percent (5%) of such payment.

23.9   Waiver of Jury Trial.  Tenant hereby waives, to the extent allowed by law, any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.

Section 24   LANDLORD’S DEFAULT

In the event of any alleged default on the part of Landlord, Tenant shall give written notice to Landlord and shall afford Landlord a minimum of thirty (30) days to cure any such default or commence to diligently cure such default.  Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to each holder of a mortgage or deed of trust affecting all or any portion of the Building or Property (“Mortgagee”), the name and address of which Tenant has been notified in writing prior to the giving of Tenant’s notice under this Section.  Tenant agrees that if Landlord shall have failed to cure such default or failed to have commenced to diligently cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings if necessary to effect such cure, in which event this Lease shall not be terminated while such remedies are being so diligently pursued.  In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including without limitation lost profits or interruption of business, as a result of any alleged default by Landlord.  If a material default or breach by Landlord of a material provision of this Lease is not cured within the time periods provided for in this Section, Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of the last applicable cure period.

Section 25   SECURITY

Notwithstanding any other provision of this Lease, Landlord shall not be obligated to provide police or security services or equipment of any kind to the Building.  In the event that any such services or equipment are provided, Landlord shall not be responsible for any failure, inadequacy, or other consequences of the same.

Section 26   END OF LEASE

26.1   Vacating Premises.  Upon the expiration or other termination of the Term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty not caused by willful misconduct or grossly negligent act or omission of Tenant or its agents, contractors, employees or invitees excepted, and Tenant shall remove all of its movable furniture, trade fixtures and other personal property.  Tenant shall pay to Landlord on demand the cost of repairing all damage to the Premises or Property caused by removal of any trade fixtures, equipment, furniture or personal property of Tenant or improvements, which shall not be removed without Landlord’s written consent.  In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including without limitation any amounts required to be paid to third parties who were to have occupied the Premises, plus fifteen percent (15%) of such costs.

26.2   Abandoned Property.  All movable furniture, trade fixtures and other personal property of Tenant not removed from the Premises upon its vacation without payment of rent or abandonment or within ten (10) days after the expiration or termination of the Term of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for such property, and Tenant shall pay Landlord on demand all expenses incurred in connection with the disposition of such property, plus fifteen percent (15%) of such expenses.

26.3   Holding Over.  Tenant shall have no right to remain in possession of any part of the Premises after the end of the Term of this Lease.  If, after the end of the Term, Tenant shall remain in possession of the Premises and continue to pay rent as provided in this Section, and Landlord shall accept such rent without any express written agreement as to such holding over, then such holding over shall be deemed a tenancy from month-to-month, subject to all the terms and conditions of this Lease on the part of Tenant to be observed and performed and at a monthly rent equal to one hundred fifty percent (150%) of the monthly installments of Base Rent and Additional Rent paid by Tenant immediately prior to such expiration, or the current market rental rate for the Premises, whichever is greater.  All such rent shall be payable in advance on the same day of each calendar month as the Base Rent was payable.  Such month-to-month tenancy may be terminated by either party upon ten (10) days’ notice prior to the end of any such monthly period.  Landlord shall not be obligated to accept any rental tendered by Tenant after the end of the Term nor shall Tenant be relieved of its liability under Section 26.1 without the express written agreement of Landlord.

26.4   No Reinstatement.  No payment of money by Tenant to Landlord after the termination or expiration of the Term of this Lease or after giving of any notice by Landlord to Tenant shall reinstate, continue or extend the Term of this Lease or affect any notice, other than a demand for payment of money, given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit or final judgment granting Landlord possession of the Premises, Landlord may receive and collect any rent or other sums of money due under this Lease or otherwise exercise Landlord’s rights and remedies under this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive, suspend, revoke or nullify such notice or in any manner affect any pending suit or any judgment obtained.

Section 27   MISCELLANEOUS

27.1   No Business Relationship.  Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

27.2   No Offset.  Except as otherwise provided in this Lease (including but not limited to Sections 9.6.1 and 13.1(b)), Tenant shall not for any reason withhold or reduce Tenant’s required payments of rent and other charges provided in this Lease, it being agreed that the obligations of Landlord under this Lease are independent of Tenant’s obligations except as may be otherwise expressly provided.  The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this Lease or at law; however, at the direction of Landlord, Tenant’s claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant, i.e., each party may proceed to a separate judgment without consolidation, counterclaim or offset as to the claims asserted by the other party.

27.3   Landlord’s Liability Limited.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Property; and Landlord, its officers, directors, shareholders, employees, and agents shall not be personally liable for any deficiency.  This Section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

27.4   Consent.  In all circumstances under this Lease where the prior consent of one party (the “Consenting Party”), whether it be Landlord or Tenant, is required before the other party (the “Requesting Party”) is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the Requesting Party agrees that its exclusive remedy if it believes that consent has been withheld improperly, including, but not limited to, consent required from Landlord pursuant to Section 20, shall be required to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given, with the Requesting Party hereby waiving any claim for damages, attorney’s fees or any other remedy unless the Consenting Party refuses to comply with a court order or judgment requiring it to grant its consent.

27.5   No Easements for View or Light.  Tenant covenants and agrees that no diminution of light, air or view by any structure that may be erected, whether or not by Landlord, after the date of this Lease shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant’s obligations under it.

27.6     Intentionally omitted.

27.7   Rules and Regulations.  The Rules and Regulations attached to this Lease as Exhibit C are made a part of this Lease.  Landlord may amend, modify, delete or add new and additional Rules and Regulations of the use and care of the Premises and the Property (including the parking garage thereof), without materially diminishing Tenant’s use of the Premises or materially altering Tenant’s obligations under this Lease.  Tenant agrees that Tenant’s employees and agents and any others permitted by Tenant to occupy or enter the Premises shall at all times abide by such Rules and Regulations.  In the event of any breach of any of such Rules and Regulations or any amendments, modifications or additions to any of them of which Tenant is given notice, Landlord shall have all remedies in this Lease as provided for Events of Default by Tenant.  At any time that Tenant does not lease 100% of the Building, Landlord shall apply the Rules and Regulations uniformly to all tenants of the Building and in a non-discriminatory manner.

27.8   Notice to Landlord.  Tenant shall notify Landlord or its representative promptly of any accidents or defects in, on or about the Premises or the Property of which Tenant becomes aware, including without limitation defects in pipes, electrical wiring, elevators and HVAC equipment, and of any matter or condition which may cause injury or damage to the Premises or the Property or to any person or property in, on or about any part of the Property.

27.9   Intentionally omitted.

27.10   Use of Name.  Tenant shall not use the name of the Property for any purpose other than as part of its business address unless otherwise authorized by Landlord and any such prohibited use shall be an Event of Default by Tenant under this Lease.

27.11   No Recordation.  Tenant’s recordation of this Lease or any memorandum or short form of it shall be void and shall constitute an Event of Default under this Lease.

27.12   Force Majeure.  Landlord shall have no liability to Tenant, nor shall Tenant have any right to terminate this Lease or abate Base or Additional Rent, or assert a claim for partial or total actual or constructive eviction because of Landlord’s failure to perform any of its obligations under this Lease if the failure is due to reasons beyond Landlord’s reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals, including building permits or certificates of occupancy; unavailability or scarcity of materials; war, riot; civil insurrection; acts of terrorism; accidents; acts of God; or governmental preemption in connection with a national emergency.   Tenant shall have no liability to Landlord, nor shall Landlord have any right to terminate this Lease or exercise Landlord’s remedies provided herein because of Tenant’s failure to perform any of its obligations under this Lease if the failure is due to reasons beyond Tenant’s reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals, including building permits or certificates of occupancy; unavailability or scarcity of materials; war, riot; civil insurrection; acts of terrorism; accidents; acts of God; or governmental preemption in connection with a national emergency.

27.13   .Intentionally omitted.

27.14   Landlord’s Designated Authority.  Landlord may act in any manner provided for in this Lease by or through any one or more persons or entities it may designate from time to time by notice to Tenant.

27.15   Continuation of Obligations.  This Lease shall continue in effect after termination or expiration of the Term to the extent of any provisions which require observance or performance by Landlord or Tenant subsequent to such termination or expiration and no liability of Landlord or Tenant which arose prior to such termination or expiration shall be extinguished by the same.

27.16   No Waiver.  The waiver by Landlord or failure by Landlord to insist upon the strict performance of any agreement, condition or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor shall any custom or practice which may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon performance by Tenant in strict accordance with the terms of this Lease.  The subsequent acceptance of Base Rent or Additional Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

27.17   Notices.  Except in the case of any action in unlawful detainer, where delivery shall be governed by applicable statute, all notices, demands or other communication in connection with this Lease shall be in writing and shall be deemed properly given and received (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof; (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested.  Either Landlord or Tenant may add a reasonable number of additional addresses.  Until notice in accordance with the foregoing, all notices, demands or other communications shall be sent to the addresses in Section 1.

This Section shall not prohibit notice being given as provided in Rule 4 of the Colorado Rules of Civil Procedure as amended from time to time and such notice shall be valid under this Lease.

27.18   No Merger.  The termination or mutual cancellation of this Lease shall not work a merger, and shall at the option of Landlord be exercised by notice to Tenant and all subtenants known to Landlord, prior to the tenth (10th) day after such termination or cancellation operate as an assignment to Landlord of any or all such subleases or subtenancies.

27.19   Time of the Essence.  Time is of the essence of each and every provision of this Lease.

27.20   Construction.  Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review and discuss a draft of this Lease and that this Lease shall not be construed against Landlord merely because Landlord has prepared it.

27.21   Financial Condition of Tenant and Guarantor.  Tenant represents and warrants that as of the date of Tenant’s execution and delivery of this Lease (i) all financial information that has been furnished to Landlord pertaining to Tenant or Guarantor (if any) or any competent person or entity of Tenant fairly represents and accurately states the subject person or entity’s financial condition as at the date or period referenced therein in accordance with generally accepted accounting principles consistently applied, and (ii) there has not been a material adverse change in its financial condition following the time covered in such reports, and (iii) neither Tenant nor Guarantor (if any), nor any component person or entity of Tenant is a party to any suit, proceedings, legal investigation or other similar action (nor, to the best of Tenant’s knowledge, is any of the same threatened) which if determined adversely would materially affect the financial condition of the subject person or entity or the business to be conducted at the Premises.

27.22   OFAC.  Tenant hereby represents and warrants to Landlord that Tenant nor its affiliates, respective partners, members, shareholders, or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business with under Laws of the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

27.23   Captions.  The captions of the various Sections  of this Lease are for convenience only and shall not be considered in the construction of the contents of any such Sections or Sections.

27.24   Severability.  If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected by such finding, and in lieu of such provision, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

27.25   Written Amendment Required.  No amendment, alteration or modification of or addition to this Lease shall be valid or binding unless expressed in writing and signed by Landlord and Tenant.  Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for which the Property is security, provided that no such modification shall materially adversely affect Tenant’s rights and obligations under this Lease.

27.26   No Option.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

27.27   Authority.  Tenant and the party executing this Lease on behalf of Tenant and Landlord and the party executing on behalf of Landlord hereby represent and warrant to each other that such party is authorized to do so by requisite action of the board of directors, by the members or partners, as the case may be, of Tenant and Landlord, and agree upon request to deliver to the other party a resolution or similar document to that effect.

27.28   Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

27.29   No Reliance.  TENANT HEREBY ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF LANDLORD, OR OF THE AGENT OR COOPERATING AGENT, IF ANY, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

27.30   Entire Agreement.  This Lease and the Exhibits contain the entire agreement between Landlord and Tenant.  No promises or representations, except as contained in this Lease, have been made to Tenant by any person respecting the condition of the Premises, or the manner of operating the Property, or otherwise.

27.31   Brokers.  Landlord and Tenant each represent and warrant to each other that there are no claims for brokerage commissions or finder’s fees in connection with this Lease except to the Brokers, and agree to indemnify each other and hold it harmless from all liabilities arising from any such claim, including, without limitation, the cost of reasonable attorneys’ fees in connection therewith from any other broker claiming through it.  Landlord will be responsible for compensation of the Brokers pursuant to a separate written agreement.  The agreements in this Section shall survive this Lease.

27.32   Binding Effect.  The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, permitted assigns.

Landlord and Tenant have executed and delivered this Lease as of the date shown in the first paragraph of this Lease.

LANDLORD		TENANT

PUBLIC SERVICE CREDIT UNION,		ZYNEX MEDICAL, INC.,
a Colorado nonprofit corporation		a Colorado corporation

By:	/S/Herb White	By:	/S/Anthony Scalese
Name:	Herb White	Name:	Anthony Scalese
Title:	SVP/CLO	Title:	CFO

EXHIBIT A

LEGAL DESCRIPTION

Lot 14C Park Meadows Filing 2 Amendment 7 (6.152 acres M/L)

Known and numbered as:  9990 Park Meadows Drive, Lone Tree, Colorado 80124

Exhibit A

EXHIBIT B

INITIAL IMPROVEMENTS ESTIMATE

MPB CONTRACTORS, INC.

General Contractors

Commercial • Tenant Finish • Pre-engineered Steel Bldgs

ESTIMATE

TO CINDY CHAVEZ
3548 CUSHMAN WAKEFIELD
10350 PARK MEADOWS DRIVE
LITTLETON CO 80124

PHONE 303-515-8241 FAX 303-515-8340

NUMBER **P-17488**

NAME ZYNEX MEDICAL - CARPET/PAINT
9990 PARK MEADOWS DRIVE
LONE TREE CO

DATE 3/20/13

BY JAY MELVEY

Cost Code Description		Quantity	Unit	Price	Totals
GENERAL CONDITIONS					
01051	PROJECT MANAGEMENT			550.00	
	OFFICE AND SITE MANAGEMENT	1 LS	550.00/LS	550.00	
01052	PROJECT SUPERINTENDENT			7,500.00	
	ON SITE SUPERVISION - **AFTER HOURS**	4WK	1,875.00/WK	7,500.00	
01801	CLEAN-UP			300.00	
	GENERAL CONSTRUCTION CLEANING	1 LS	300.00/LS	300.00	
01802	FINAL CLEAN-UP			1,522.00	
	FINAL DETAIL CLEANING	1 LS	900.00/LS	900.00	
	STRIP/WAX EXISTING VCT AREAS	1 LS	622.00/LS	622.00	
01810	PROJECT PROTECTION			370.00	
	PROTECTION OF COMMON AREAS, ELEVATORS AS REQUIRED	1 LS	370.00/LS	370.00	
01815	DUMP/HAULING			600.00	
	TRUCK HAULING/DUMP FEES	1 LS	600.00/LS	600.00	
	GENERAL CONDITIONS TOTAL				**$10,842.00**
FINISHES					
09215	PATCHING			24,557.00	
	REMOVE ALL VINYL WALL COVERING IN COMMON AREAS, REPAIR/SKIM WALLS TO LEVEL 4 FINISH, AFTER HOURS	1 LS	16,889.00/LS	16,889.00	
	REMOVE/REINSTALL ROOM SIGNS, FILE HOLDERS	1 LS	688.00/LS	688.00	
	PATCH/REPAIR ALL OFFICE WALLS PRIOR TO PAINT	1 LS	6,980.00/LS	6,980.00	

3155 N. Chambers Rd., Unit A • Aurora, CO 80011 • (303) 343-4318 FAX (303) 343-1823

Exhibit B – Page  1

Estimate **ZYNEX MEDICAL - CARPET/PAINT** continued...

09600	FLOORING				280,808.00	
	FURNISH/INSTALL NEW CARPET SQUARES IN COMMON/OPEN AREAS, ALLOWANCE $25/SY INSTALLED. **CAMBRIDGE THE EDGE SERIES, PATCRAFT VISUAL ENERGY OR PATCRAFT INFINITE WISDOM.**	3,878 SY	25.00/SY	96,950.00		
	AFTER HOURS INSTALLATION	1 LS	18,398.00/LS	18,398.00		
	FURNITURE MOVING FOR CARPET/BASE	1 LS	31,451.00/LS	31,451.00		
	FURNISH/INSTALL NEW 4" RUBBER BASE COMMON AREAS/OPEN AREAS.	4,935 LF	1.55/LF	7,649.25		
	ALLOWANCE FOR MINOR FLOOR PREP	1 LS	2,909.00/LS	2,909.00		
	SALES TAX MATERIALS	1 LS	4,231.00/LS	4,231.00		
	CARPET/BASE DEMOLITION	1 LS	12,140.00/LS	12,140.00		
	FURNISH/INSTALL NEW WALK-OFF CARPET AT NORTH/SOUTH VESTIBULES	1 LS	749.00/LS	749.00		
	ALLOWANCE TO FURNISH/INSTALL NEW AREA RUGS, 1ST FLOOR LOBBY, 2 EACH	1 LS	5,020.00/LS	5,020.00		
	OFFICES FLOORS 1,2,3: DEMO CARPET/BASE, MINOR FLOOR PREP, INSTALL NEW CAMBRIDGE CARPET SQUARES, APPROX. 2394 SY, RUBBER BASE APPROX. 5,588 L.F., ALL WORK AFTER HOURS	1 LS	89,683.00/LS	89,683.00		
	FILE ROOMS 1ST FLOOR: MOVE ALL FILE CABIENTS, DEMO EXISTING FLOORING/BASE, FURNISH/INSTALL NEW VCT TILE, 4" RUBBER BASE, AFTER HOURS	1 LS	11,628.00/LS	11,628.00		
09900	PAINTING				82,309.00	
	PAINT ALL WALLS, COMMON/OPEN AREAS, OFFICES, INCLUDE (1) ACCENT COLOR PER OFFICE. - ALL WORK TO BE PERFORMED AFTER HOURS.	1 LS	53,339.00/LS	53,339.00		
	PAINT HOLLOW METAL DOOR FRAMES, AFTER HOURS	148 EA	45.00/EA	6,660.00		
	FURNITURE MOVING AT OFFICES FOR PAINTING, AFTER HOURS	1 LS	19,270.00/LS	19,270.00		
	ADD CORNER GUARDS, 75 EACH, 4" HIGH	1 LS	3,040.00/LS	3,040.00		
			FINISHES TOTAL			**$387,674.00**

ELECTRICAL

16000	ELECTRICAL				3,500.00	
	ALLOWANCE TO DISCONNECT FURNITURE SYSTEMS/RECONNECT FOR CARPET DEMO/REPLACEMENT	1 LS	3,500.00/LS	3,500.00		
			ELECTRICAL TOTAL			**$3,500.00**

This Form (PRT_Detail Style A Copy(72)) was produced with CMIS™ Software
©1996, 1997, 1998 ECLECTUS Inc. and JWPatterson & Associates. All Rights Reserved.

Page 2 of 5

Exhibit B – Page  2

Estimate **ZYNEX MEDICAL - CARPET/PAINT** continued...

		Subtotal	402,016.00
01000	OVERHEAD MARGIN	5.0%	21,158.00
01010	INSURANCE	1.4%	5,709.00
19000	FEE MARGIN	5.0%	21,158.00
		Grand TOTAL	$450,041.00

Please see attached for qualifications and alternates.

Thank you for the opportunity to bid this project.

Sincerely,

Jay Melvey

This Form (PRT_Detail Style A Copy(72)) was produced with CMIS™ Software
©1996, 1997, 1998 ECLECTUS Inc. and JWPatterson & Associates. All Rights Reserved.

Page 3 of 5

Exhibit B – Page  3

EXHIBIT C

RULES AND REGULATIONS

PURPOSE:

The purpose of these Rules and Regulations is to provide each business within the Property with the quality of environment and visual appeal consistent with the high standards of a first class commercial building.  Capitalized terms not defined in these Rules and Regulations have the same meaning as set forth in the Lease.  In the event of a conflict between the Lease and these Rules and Regulations, the Lease will control.

A.	PARKING:

Landlord shall have the right at any time to change the arrangement or location or to regulate the use of the Parking Spaces without incurring any liability to Tenant, provided that Landlord will give Tenant at least fifteen (15) days prior written notice of such repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 50% of its parking spaces at any one time.

Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as “no parking” areas.

Tenant and Designated Users shall observe the special hours of opening, closing, and nonuse of the parking lot when closings are necessitated for repairs, cleaning, and rehabilitations with Tenant’s prior written consent, which will not be unreasonably delayed, denied or conditioned, provided that Landlord will give Tenant at least fifteen (15) days prior written notice of such repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 50% of its parking spaces at any one time.

Tenant and Designated Users shall observe the special hours of opening, closing, and nonuse of the parking lot when closings are necessitated for repairs, cleaning, and rehabilitations with Tenant’s prior written consent.  Should any repair or rehabilitation result in Tenant not being provided the Parking Spaces in the parking lot or designated alternate parking facility, the abatement of Tenant’s obligation to pay any parking fee that may be due during the period the same are unavailable shall constitute Tenant’s sole remedy in the event of such unavailability.  Landlord will give Tenant at least fifteen (15) days prior written notice of such repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 50% of its parking spaces at any one time, and to limit the loss of Parking Space use to thirty (30) days.

Tenant and Designated Users shall use the Parking Spaces only for automobile parking.  Parking of automotive trucks and other large vehicles shall be restricted to areas designated by Landlord for such purpose.

Tenant and Designated Users shall observe all posted vehicle height limitations.

Tenant and Designated Users shall not allow unauthorized vehicles to use the Parking Spaces and, except for emergencies, shall not repair or authorize service to vehicles parked in the parking lot.

Landlord reserves the right to remove by towing any vehicle that may be obstructing any door or driveway, is improperly parked, obstructing other parked vehicles or is parked in a restricted area.  All towing expenses shall be paid by the vehicle owner.

Each vehicle owner shall be responsible for any damage caused by the operation or parking of such vehicle which causes damages to Landlord’s property, unless caused by Landlord’s gross negligence or willful misconduct.

Parking after normal business hours shall conform and comply with all Laws and ordinances of any agency or any regulatory authority.

So long as Tenant leases 100% of the Building, and except to the extent that enforcement is necessary to preserve Landlord’s rights with respect to the Excluded Spaces, Landlord shall not enforce the following parking Rules and Regulations unless Tenant causes physical waste to the Parking Spaces or Building:

Among other things, Landlord shall be entitled to assign designated areas of the surface lot for use by particular persons or groups of persons, and Tenant shall refrain from parking in such spaces.  Tenant acknowledges that the Parking Spaces will not be individually designated or reserved for use by Tenant, and that Tenant will use the Parking Spaces in common with all other parties who have rights to use the parking area.  Landlord may grant the right to use the parking area to others, but will not provide parking privileges to other tenants of the Building that are superior to those provided to Tenant.

Within five (5) business days after Landlord’s request, Tenant will provide Landlord with a listing of all vehicles of specific individuals employed by Tenant (“Designated Users”), including names of vehicle owners, vehicle models, colors, and license plate numbers, and Tenant shall provide Landlord with revised listing promptly after any change to the listing.  Tenant shall deliver to Tenant’s Designated Users parking decals provided by Landlord which decals shall at all times be displayed prominently on the vehicles of Designated Users.  Landlord shall have the right to directly ban any Designated User from further use of any of the parking spaces for violation of the rules for the use of the Parking Spaces

Exhibit C – Page  1

B.   OUTDOOR STORAGE:

Tenant shall not store any materials, supplies, equipment, etc., outside the Premises.

Storage in trailers, whether attached to or detached from a driving unit is prohibited (except as is usual and customary for loading and unloading such trailers).  Parking of any vehicle within the Property for more than five continuous days is prohibited.

C.   WASTE REMOVAL:

With respect to waste other than customary office waste generated by Tenant, Tenant shall furnish its own sealable waste and refuse containers which must be located at all times within the area designated by Tenant if Tenant leases 100% of the Building and by Landlord if otherwise.  No other containers are permitted on site unless authorized by Landlord.  Enclosures provided by Landlord and container lids shall remain closed at all times when not actively in use.  Tenant is responsible for maintaining the assigned waste and refuse areas free and clean of all litter, obnoxious odors, insects, rodents, etc.  Any medical waste produced by Tenant or its employees, licensees, invitees, etc. shall be disposed of in accordance with all applicable Laws.  Any activity or expense incurred by Landlord in cleaning, maintaining, or otherwise preserving the concept of a clean environment shall be reimbursed to Landlord by Tenant plus fifteen (15%) percent for Landlord’s overhead and expenses.  Failure by Tenant to timely reimburse Landlord therefor shall be deemed a default of and cause for cancellation of the Lease if Tenant fails to cure such default.

Tenant shall comply with Landlord’s recycling program for the Property, or in the absence thereof, Tenant shall institute and maintain a recycling program for its waste in compliance with all applicable laws and requirements of any governmental agency or department having jurisdiction over the Premises.

D.   SIGN CONTROLS:

Except as otherwise provided in the Lease or approved by Landlord, Tenant may not paint or affix signs on any part of the outside of the Premises, the Property, windows or doors.  Free standing signs are not permitted outside of the Premises.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on the inside of the Premises if the same can be seen from outside of the Premises without the prior written consent of Landlord (which consent may be withheld by Landlord in its sole discretion), and then only of such color, size, character, style and materials and in such places as shall be approved and designated by Landlord.  In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.  Signs at entrances to the Premises shall be placed thereon by a contractor approved by Landlord and shall be paid for by Tenant.

E.   TRADE FIXTURES AND SECURITY SYSTEMS:

Except as otherwise provided in the Lease and for Tenant’s existing trade fixtures and security systems as of the date of the Lease, the installation of any trade fixtures or security systems shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall remain liable for the cost of removing all such fixtures and systems upon the expiration or earlier termination of the Lease, as well as the cost of curing any and all damages to the Premises caused by the installation of such fixtures and systems.

F.   ON-SITE IMPROVEMENTS:

Tenant shall not be permitted to alter, move, maintain or disturb any part of the landscaping or other improvements located on or adjacent to the Premises or the common areas of the Property without the prior consent of Landlord when such improvements are necessary for Tenant’s operations as Tenant deems necessary.

G.   MISCELLANEOUS:

In addition to the Rules and Regulations above, Tenant shall comply with the following:

1.   Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Property or the parking facilities, or place, empty or throw rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for the ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2.   The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises, the Property or the parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant , except when Tenant leases 100% of the Building in which case no prior Landlord approval is necessary for such movement.  Tenant shall assume all liability and risk to property, the Premises and the Property in such movement.  Except when Tenant leases 100% of the Building, Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Property, the Premises or the parking facilities without having first obtained a written permit from Landlord at least twenty-four (24) hours in advance.  Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into the Premises, the Property, or the parking facilities only with Landlord’s prior written consent and shall be placed where directed by Landlord.

Exhibit C – Page  2

3.   Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, the Property or the parking facilities regardless of how or when such loss occurs.

4.   Tenant, its officers, agents, servants and employees shall not install any new refrigerating, heating or air conditioning apparatus, or bring into the Premises, the Property or the parking facilities any inflammable fluids or explosives without written permission of Landlord.

5.   Tenant, its officers, agents, servants or employees shall not use the Premises, the Property or the parking facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord.

6.   Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the parking facilities, the Property or the Premises, or keep on the Premises any fish, fowl, reptile, insect or animal without the prior written consent of Landlord.

7.   No additional locks shall be placed on any door in the Property without the prior written consent of Landlord.  Tenant will furnish two (2) keys to each lock on doors in the Premises.  Landlord may at all times keep a pass key to the Premises.  All keys shall be returned to Landlord promptly upon the expiration or earlier termination of the Lease.

8.   Except as otherwise provided in the Lease or already approved by Landlord in writing, Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screws into, nor in any way deface any part of the Premises or the Property without the prior written consent of Landlord.  If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord.

9.   Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Premises (unless Tenant leases 100% of the Building in which case Landlord shall not enforce such restriction with regards to the Premises), the Property or the parking facilities, or which emanate electrical waves which will impair radio or television broadcasting, or reception from or in the Property.

10.   Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid for by Tenant.  Tenant, before the closing of the day and leaving the Premises, shall see that all doors are locked.

11.   All plate and other glass now in the Premises which is broken shall be replaced by Landlord at the expense of Tenant.

12.   Tenant shall give Landlord prompt notice of all accidents to, or defects in air conditioning equipment, plumbing, electric facilities, or any part of appurtenance of the Premises or the Property.

13.   The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

14.   Except as otherwise provided in the Lease, all contractors and/or technicians performing work for Tenant within the Premises, the Property or parking facilities shall be referred to Landlord for approval before performing such work.  This shall apply to all work including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Property, the Premises or parking facilities.  None of this work shall be done or caused to be done by Tenant without Landlord’s prior written approval except as otherwise provided in the Lease.

15.   No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of Landlord.

16.   Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Premises, unless same shall have first been approved in writing by Landlord.  Notwithstanding the foregoing, so long as Tenant leases 100% of the Building, Landlord shall not enforce this rule unless Tenant causes physical waste to the Premises or Building.

17.   Canvassing, soliciting and peddling in the Property or the parking facilities are prohibited and Tenant shall cooperate to prevent the same.  In this respect, Tenant shall promptly report any such activities to Landlord’s property management office.

18.   There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or the receipt of merchandise, any hand trucks except for those which are equipped with rubber tires and side guards.

Exhibit C – Page  3

19.   Tenant and any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of Tenant shall not go upon the roof of the Building without the prior written consent of Landlord or Landlord’s designated representative.

20.   In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same in a manner consistent with the Lease and these Rules and Regulations.  In no event shall Tenant set such items in the public hallways or other areas of the Property, parking facilities or the Property, excepting Tenant’s own Premises for disposal.

21.   Tenant is cautioned in purchasing furniture and equipment in that the size of same should be limited to such as will pass through the doors of the Premises.  Large pieces should be made in parts and set up in the Premises.  Landlord reserves the right to refuse to allow furniture or equipment of any description not complying with the above conditions to be placed in the Property.

22.   Tenant will be responsible for any damage to the Premises, including, without limitation, carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

23.   If the Premises should become infested with vermin, Landlord, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated at such time and from time to time, to the satisfaction of Landlord.

24.   Tenant shall not install any antenna, aerial wires, satellite dishes, radio or television equipment, inside or outside of the Building without Landlord’s prior written approval and upon such terms and conditions as may be specified by Landlord in each and every instance, provided that Tenant shall be entitled to maintain any and all equipment existing as of the date of the Lease and to install television monitors and related equipment for training use without further Landlord approval.

2.   Tenant shall not make or permit any use of the Premises, the Property or the parking facility which, directly or indirectly, is forbidden by law, ordinance or governmental or municipal regulation, code or order, or which may be disreputable or dangerous to life, limb or property.

26.   Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, nor shall Tenant use the name of the Building or the Property for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or the Property, or the name of the Building or the Property on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without Landlord’s prior written consent thereto.

27.   Tenant shall not distribute any handbills or other advertising matter in automobiles parking in the parking facilities.

28.   Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to create any nuisance, or interfere with, annoy or disturb any other tenant (if any) or Landlord in its operation of the Property (unless Tenant leases 100% of the Building in which case Landlord shall not enforce such provision), or commit waste, or suffer or permit waste to be committed in the Premises, the Building, or the Property.

29.   Tenant shall permit Landlord or its agent to enter upon the Premises during normal office hours to make inspections, repairs, alterations or additions in or to the Premises or the Property, and at any time in the event of an emergency, and shall permit Landlord to perform any acts related to the safety, protection, preservation, reletting or improvement of the Premises or the Property.  In every instance, except when emergency conditions do not permit, Landlord shall provide reasonable advance notice before entering the Premises, and shall permit a Tenant employee to be present for such entry.

30.   Tenant, without the prior written consent of Landlord, shall not install any linoleum or similar floor covering.

31.   Tenant acknowledges that Landlord has designated the Building as a “non-smoking” Building, and Tenant, its officers, agents, employees, servants, patrons, customers, licensees and visitors shall at all times refrain from smoking in the Building except for those areas of the Building, if any, specifically designated by Landlord as “smoking” areas.

32.   Tenant shall comply with all indoor air quality standards and requirements pertaining to the Property and the Premises, including those Laws promulgated by OSHA, as same may be amended from time to time.

Exhibit C – Page  4

EXHIBIT D

SIGNAGE

Exhibit D

EXHIBIT E

EXCLUDED SPACES